UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934
(Amendment No.)

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2025

Notice of Annual Meeting and Proxy Statement

MORNINGSTAR

2025 Proxy Statement	i

A Message from Joe Mansueto & Kunal Kapoor

Joe Mansueto

Executive Chairman

Kunal Kapoor

Chief Executive Officer

March 28, 2025

To our fellow shareholders:

We will hold our 2025 Annual Shareholders’ Meeting at 9 a.m. Central time on Friday, May 9, 2025, as a hybrid virtual and in-person meeting.

As always, our Annual Shareholders’ Meeting will include time for Q&A with management and the Board. We strongly encourage you to read our proxy statement and annual report in their entirety and ask that you support our Board’s recommendations to vote in favor of all proposals.

In 2024, our experienced, qualified and active Board supported our strategy, incentive compensation framework, and strong governance practices, guided by our mission to empower investor success, underpinned by our key principles of independence, transparency, and long-term focus.

Strong Financial Performance and Prudent Capital Allocation: In 2024, we remained focused on achieving our strategic goals. Meaningful growth in reported revenue, operating income and operating margin was driven by contributions from Morningstar Credit and PitchBook. Additionally, in 2024 we announced a more than 12% increase in our quarterly dividend for 2025, up from a 9% increase in 2024.

2025 Proxy Statement	ii

Robust Governance Practices: We believe oversight and accountability are critical to our ability to execute our business strategy. We regularly assess our governance practices not only in line with our mission and brand principles, but in the context of current trends, regulatory changes, and recognized best practices. In 2024, this led to continued enhancements in key policies and procedures, employee training, compliance practices, and our enterprise risk management processes.

Pay-For-Performance Alignment: Our executive compensation program is aligned with company performance and includes rigorous short- and long-term goals. Strong adjusted revenue and adjusted operating income in 2024 drove above target payouts under our annual bonus plan. Payouts under our long-term equity incentive plan tied to 3-year TSR were positively impacted by adjusted revenue performance over the same period. Beginning in 2024 we introduced “stretch” long-term equity opportunities that only reward if performance exceeds rigorous operating income growth targets aimed at accelerating value generation.

Emphasis on Long-Term Value Creation: Our goal is to increase the intrinsic value of our business over time, which we believe is the best way to create value. Our Board’s active oversight of strategic planning and execution in 2024 supported decisions to exit certain products and allocate investment to opportunities for widening our economic moat and driving long-term value creation. In 2024, this translated into execution on themes such as the convergence of public and private markets and using AI to transform client workflows.

Talent Development Focus: We are committed to fostering an environment that develops talent and drives innovation. We strive to build a high-performing, global workforce that can execute on our strategic plans. We aim to reduce the risk associated with workforce management through meaningful retention, recruitment and development programs and regular engagement with our employees. In 2024, we continued our employee engagement practices and updated our company values to further align our workforce with our strategic initiatives, as described in more detail in this proxy statement.

On behalf of the Board, we sincerely thank you for your continued support of Morningstar and look forward to seeing some of you in person at our Annual Shareholders’ Meeting.

Sincerely,

Joe Mansueto Executive Chairman	Kunal Kapoor Chief Executive Officer

2025 Proxy Statement	iii

Morningstar, Inc.

Notice of Annual Shareholders’ Meeting

To be held on May 9, 2025

March 28, 2025

Dear Shareholder:

You are cordially invited to attend our 2025 Annual Shareholders’ Meeting, which will be held at 9 a.m., Central time, on Friday, May 9, 2025 at our corporate headquarters at 22 W. Washington St., Chicago, Illinois 60602. In order to facilitate participation by our shareholders around the world, our annual meeting will also be webcast live.

We are holding the annual meeting for the following purposes:

}	To elect the 10 director nominees listed in the proxy statement to hold office until the next annual shareholders’ meeting and until their respective successors have been elected and qualified.
}	To hold an advisory vote to approve executive compensation.
}	To ratify the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for 2025.
}	To transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

We encourage you to read our proxy statement, which follows this notice, for additional information on these proposals.

You may vote at the meeting and any postponements or adjournments of the meeting if you were a shareholder of record as of the close of business on March 10, 2025, the record date for the meeting. To ensure that your vote is recorded, please vote as soon as possible, even if you plan to attend the annual meeting.

We expect to mail a Notice of Internet Availability of Proxy Materials on or about March 28, 2025, containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report to all shareholders entitled to vote at the annual meeting.

For further details, please refer to the question “How do I vote?” on Page 67. If you have any questions concerning the meeting or the proposals, please contact our Investor Relations department at investors@morningstar.com.

By order of the Board of Directors,

Robyn Koyner

Corporate Secretary

Cautionary Statements	iv

Cautionary Statements

This proxy statement contains, and statements made by Morningstar and its representatives at the annual meeting may contain, forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “aim,” “assume,” “committed,” “consider,” “goal,” “likely,” “maintain,” “ongoing,” “opportunities,” “target,” “may,” “could,” “expect,” “intend,” “plan,” “seek,” “believe,” “estimate,” “potential,” “prospects,” “continue,” “future,” “should,” “strategy,” “will,” “would,” “is designed to,” or the negative thereof, and similar expressions. These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our most recent Forms 10-K and 10-Q. If any of these risks and uncertainties materialize, our future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events, except as may be required by law. You are advised to review any further disclosures we make on related subjects, and about new or additional risks, uncertainties, and assumptions in our filings with the Securities and Exchange Commission (SEC) on Forms 10-K, 10-Q, and 8-K.

Information or documents on our website referred to in this proxy statement are not incorporated by reference into this proxy statement or any other proxy materials.

In addition, this proxy statement references non-GAAP financial measures including, but not limited to, adjusted revenue and adjusted operating income. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is included in the appendix to this proxy statement.

2025 Proxy Statement	v

1	Proxy Statement Summary

1	Annual Meeting Information

3	Corporate Governance Highlights

4	Director Nominee Highlights

5	Executive Compensation Highlights

6	People Highlights

8	Proposal 1: Election of Directors

11	Board Composition

13	Board Nominees

18	Corporate Governance

18	Corporate Governance Guidelines

20	Director Independence

21	Board Responsibilities and Structure

23	Board Committees and Charters

30	Director Compensation

31	Security Ownership of Certain Beneficial Owners and Management

32	Delinquent Section 16(a) Reports

34	Compensation Discussion and Analysis

45	Compensation Committee Report

46	Executive Compensation Tables

51	CEO Pay Ratio

52	Pay Versus Performance

56	Equity Compensation Plan Information

57	Proposal 2: Advisory Vote to Approve Executive Compensation

58	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

59	Audit Committee Report

61	Principal Accounting Firm Fees

62	Certain Relationships and Related Party Transactions

63	Shareholder Proposals or Nominations

64	Communicating With Us and Obtaining Additional Information and Materials

65	Questions and Answers About the Annual Meeting and the Proxy Materials

A-1	Appendix - Reconciliations

2025 Proxy Statement	1

Proxy Statement Summary

This summary highlights key elements of our proxy statement. You should review the entire proxy statement along with our 2024 Annual Report before voting.

Annual Meeting Information

Date: May 9, 2025	Time: 9 a.m. Central time	Record Date: March 10, 2025

Ways to Participate in our Annual Meeting:

In Person:

Shareholders may attend the annual meeting in person at our corporate headquarters — 22 W. Washington St. Chicago, Illinois 60602

Shareholders will be able to:

} Vote their shares at the meeting

} Ask questions during a live Q&A session

Online via Live Webcast:

www.virtualshareholder
meeting.com/

MORN2025

Using the link above Shareholders may:

} View and listen to a live webcast

} Electronically vote their shares during the meeting

} Submit written questions during the meeting

Advance Registration:

By registering in advance at shareholders.morning
star.com/

investor-relations you can:

} View and listen to a live webcast

} Submit questions during the live Q&A session.

Participants electing this option will not be able to vote during the meeting

Even if you plan on attending our meeting on May 9, 2025, please vote as soon as possible before the meeting by:

Internet:

Before the Meeting — Go to www.proxyvote.com. Voting available until 11:59 p.m. ET on May 8, 2025.

During the Meeting — Go to www.virtualshareholdermeeting.com/MORN2025.

Have your Notice of Internet Availability or proxy card in hand when you access the website and follow the instructions.

Phone:

Call +1 800-690-6903 with any touchtone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 8, 2025. Have your proxy card in hand when you call and then follow the instructions.

Mail:

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

A webcast replay for the annual meeting will also be archived in the Investor Relations area of our corporate website, shareholders.morningstar.com. For additional information on the annual meeting, please refer to the section titled “Questions and Answers About the Annual Meeting and the Proxy Materials.”

Proxy Statement Summary	2

Annual Meeting Proposals and Board Recommendations

Proposal	Board Recommendation	More Information

Proposal 1: Election of Directors	FOR the election of each of the director nominees listed in this proxy statement	Page 8

Proposal 2: Advisory Vote to Approve Executive Compensation	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement	Page 57

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025	Page 58

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment insights in North America, Europe, Australia, and Asia.

The Company offers an extensive line of products and services for individual investors, financial advisors, asset managers and owners, retirement plan providers and sponsors, institutional investors in the debt and private capital markets, and alliances and redistributors. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $338 billion in assets under management and advisement as of December 31, 2024. The Company operates through wholly owned subsidiaries in 32 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on X @MorningstarInc.

Financial Snapshot

$2.3 billion	$485 million	21.3%	$592 million
Reported revenue FY 2024; increase of 11.8% from FY 2023	Operating income FY 2024; increase of 110.2% from FY 2023	Operating margin FY 2024; 10 percentage point increase over 2023	Operating cash flow FY 2024; increase of 87.0% from FY 2023

2025 Proxy Statement	3

Corporate Governance Highlights

Our experienced and engaged Board of Directors supports our management team’s efforts to advance the long-term interests of Morningstar and our shareholders through active oversight, counseling and guidance.

Morningstar’s brand is associated with independence, transparency, and a long-term focus. Our Nominating and Corporate Governance Committee (NCGC) regularly assesses our governance practices in the context of current trends, regulatory changes, and recognized best practices.

Corporate Governance Overview

Board Structure and Independence	Board Role in Risk Oversight

}  Substantial majority of directors (80%) are independent

}  Committee Chairs and all Committee members are independent

}  Regular executive sessions of independent directors (including with business unit and functional area leadership)

}  Directors are not over-committed to additional boards

}  Directors offer to resign upon significant job changes

}  Annual Board and Committee self-evaluations

}  Board annually reviews material enterprise-wide risks

}  Board reviews and provides input on strategic plan and approves annual budget

}  Board regularly reviews and engages with management on organizational health and human capital matters

}  Each Board Committee focuses on risks related to its areas of oversight, including human capital, cyber security, data privacy, artificial intelligence, governance, compliance, ethics, compensation and corporate responsibility

Governance Policies	Shareholder Rights

}  Annual election of directors

}  Retirement age policy for directors, with an exception based on tenure

}  Significant stock ownership and retention requirement

}  Relevant mix of skills, experiences and backgrounds valued

} Shareholder right to call special meetings } Proxy access } Majority vote standard } Single-class capital structure with equal voting rights } Annual advisory vote on executive compensation

Director Nominee Highlights	4

Director Nominee Highlights

Our director nominees have the skills, experience and background expected to assist the Board in advancing the strategic direction and interests of Morningstar and its shareholders.

Each of our 10 directors currently serving is standing for reelection at the annual meeting. Our business and the industry we operate in are dynamic and we offer a variety of products and solutions that serve a wide range of market participants. Morningstar strives to maintain a Board that possesses a combination of skills, professional experience, different backgrounds, and tenure necessary to effectively oversee the Company’s business and advance its long-term strategy. Using this lens, our NCGC reviews the composition and skill sets of our Board members on a regular basis.

Director Nominee Summary

Name	Age	Director Since	Independent	Committee Memberships

Joe Mansueto	68	1984		None

Kunal Kapoor	49	2017		None

Robin Diamonte	60	2015	•	Audit; NCGC

Cheryl Francis	71	2002	•	Audit (Chair); Compensation

Steve Joynt	73	2019	•	Compensation; NCGC

Steve Kaplan	65	1999	•	Compensation (Chair); NCGC

Gail Landis	72	2013	•	Audit; NCGC

Bill Lyons	69	2007	•	Compensation; NCGC (Chair)

Doniel Sutton	51	2021	•	Audit; Compensation

Caroline Tsay	43	2017	•	Audit; NCGC

Board Composition Snapshot

2025 Proxy Statement	5

Executive Compensation Highlights

Our executive compensation program is designed to attract and retain talented executives and align compensation with long-term value creation.

Morningstar has a strong pay for performance philosophy. A significant portion of our 2024 target pay mix for named executive officers (NEOs) was performance-based and variable — 93% for the chief executive officer (CEO) and 82% for our other NEOs, on average. As described in more detail in this proxy statement, above-target financial performance in 2024 drove a 113.2% company-level payout under our 2024 annual incentive plan and, in alignment with the interests of our shareholders, our 3-year Total Shareholder Return (TSR) and Adjusted Revenue performance led to payouts at 106.0% and 82.5% of target for our market stock units (MSUs) granted in May 2021 and November 2021, respectively, under our equity incentive plan.

People Highlights	6

People Highlights

We are focused on cultivating a culture that develops talent and drives innovation.

At Morningstar, our people are our most important asset. We are committed to fostering an environment where the people who power our mission know their ideas are welcome, their voices are heard, and their contributions are rewarded.

Our employee management efforts are managed by the chief people officer and implemented with support from leaders across the Company, with oversight from our CEO and Board. The Compensation Committee of our Board approves incentive plan design and performance goals and reviews emerging compensation policies, practices, and potential risks. In addition, human capital management efforts are implemented by leaders across the Company.

In 2024, in conjunction with the Company’s 40th anniversary, we updated Morningstar’s values which are foundational to our Company. We seek to align our employees around this shared set of values as we use them to guide our business. The updated values are Champion the Investor; Dream Big, Drive Change; Execution is Everything; Growth Mindset; and One Team.

Our People

As of December 31, 2024, we had 11,085 permanent, full-time employees around the world. Approximately 41% of our employees work in India, 30% in the United States (US), 10% in Continental Europe, 8% in Canada, 7% in the United Kingdom (UK), and the remainder in Australia, Asia (ex-India), and other regions.

We believe that teams composed of colleagues from a broad range of backgrounds, beliefs, and experiences makes Morningstar a stronger firm. Our development of teams help us understand businesses and markets and engage customers around the world. As a global employer, our goal is to foster team environments that encourage open dialogue, spark creativity, and fuel innovation that lead to better business outcomes.

Employee Engagement

Morningstar’s global turnover decreased to 17% in 2024, down from 22% in 2023. Involuntary turnover decreased to 4% in 2024 from 10% in 2023, while voluntary turnover increased from 12% in 2023 to 13% in 2024.

In addition to tracking and analyzing retention, our people analytics team actively monitors and shares quarterly metrics related to the employee experience, including employee satisfaction, intent to stay, discretionary effort, and enablement. We also evaluate perceptions of managers, psychological safety, and overall well-being through surveys, focus groups, and exit interviews.

Based on our average measurement across the year, Morningstar’s overall engagement score declined to 64% compared to 69% in 2023. In the second quarter of 2024, the engagement score decline stabilized and the engagement score rose through the second half of the year in response to actions taken by management and improving business performance. Our people and culture team in partnership with our executive leadership remain committed to monitoring feedback and implementing changes to support employees.

2025 Proxy Statement	7

Morningstar’s efforts to reward and support our colleagues reflect our belief that people are central to our success. We offer a variety of benefits through a total rewards package that seeks to support the financial, physical, emotional, and social well-being of our colleagues. In 2024, we piloted a peer-to-peer rewards and recognition system in India that was adopted with enthusiasm.

Professional Growth

Morningstar offers a variety of educational and career development programs aimed at providing ongoing growth opportunities for all colleagues. Our goal is to provide a meaningful set of development options and experiences for colleagues at all levels, in all relevant job fields, and in all locations across the Company. Notably, we offer our employees annual educational stipends to spend on their choice of professional development resources, while also providing financial support for continuing education and the pursuit of professional certifications. In 2024, 54% of our open roles were filled by internal candidates, demonstrating the value we place on developing, recognizing and rewarding internal talent.

We also offer learning and growth programs for colleagues at every level within our organization. The Morningstar Development Program is the primary entry point to Morningstar for recent college graduates. Through this program, we place new hires into many different entry roles and offer the flexibility to explore and learn through guided placements into subsequent roles.

For those more advanced in their careers, Morningstar offers targeted development and learning opportunities. For example, our Manager Academy (new in 2024) provides training and development for colleagues who have been newly promoted into manager roles. Also, new in 2024, our High Performer Program offers selected individuals personalized development programs in a cohort setting as they grow into leadership positions.

Proposal 1: Election of Directors	8

PROPOSAL 1:

Election of Directors

Our nominees for election as Morningstar directors to hold office until the annual meeting of shareholders to be held in 2026 and until their successor, if any, is elected and qualified, all of whom are currently directors, include:

}	Eight independent directors, as defined in the applicable rules for companies traded on the Nasdaq Global Select Market (Nasdaq); and
}	Two members of our executive management team, our founder and Executive Chairman, and our CEO.

At the recommendation of the NCGC, the Board nominated each person listed below for election at the annual meeting. Unless proxy cards are otherwise marked, the persons named as proxy holders will vote all proxies received FOR the election of each nominee. If any director nominee is unable or unwilling to stand for election at the time of the annual meeting, the persons named as proxy holders may vote either for a substitute nominee designated by the Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. As of this date of this proxy statement, the Board believes that each nominee will be able and willing to serve if elected as a director.

Recommendation of the Board

The Board recommends that you vote FOR the election of each of the following nominees. We describe certain individual qualifications and skills that led the Board to conclude that each person should serve as a director below.

Name	Age	Director Since	Primary or Former Occupation	Independent	Other Public Company Boards

Joe Mansueto	68	1984	Executive Chairman of Morningstar, Inc.

Kunal Kapoor	49	2017	Chief Executive Officer of Morningstar, Inc.

Robin Diamonte	60	2015	Chief Investment Officer of RTX Corp.	●

Cheryl Francis	71	2002	Co-Chair of Corporate Leadership Center	●	2

Steve Joynt	73	2019	Former Chief Executive Officer of DBRS	●

Steve Kaplan	65	1999	Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance at The University of Chicago Booth School of Business	●

Gail Landis	72	2013	Founding Partner of Evercore Asset Management, LLC	●

Bill Lyons	69	2007	Former President and Chief Executive Officer of American Century Companies, Inc.	●

Doniel Sutton	51	2021	Chief People Officer at Pinterest, Inc.	●	1

Caroline Tsay	43	2017	Former Chief Executive Officer of Compute Software, Inc.	●	1

2025 Proxy Statement	9

Director Nominee Skills and Qualifications

Morningstar strives to maintain a Board that possesses a combination of skills, professional experience, range of backgrounds, and tenure necessary to effectively oversee the Company’s business. Our business and the industry we operate in are dynamic and we offer a variety of products, solutions and services that serve a wide range of market participants. Accordingly, our NCGC reviews the composition and skill set of our Board members on a regular basis seeking to ensure that its members have the appropriate mix of skills and experience to advance Morningstar’s long-term strategy. The NCGC achieves this by evaluating each director and director nominee’s background, knowledge and experience and focuses on maintaining both shorter and longer tenured members on our Board, all of which can contribute to a rich dialogue representing a range of perspectives. Morningstar believes this assessment helps to create a balanced and effective Board with the goal of advancing Morningstar’s strategy and corporate governance practices. The NCGC considers nominations by shareholders using the same criteria.

Director Renomination Process

Our NCGC appreciates the importance of critically evaluating individual directors and their contributions to our Board in connection with renomination decisions each year. In deciding whether to recommend renomination of a director for election at our annual meeting, our NCGC considers a variety of factors, including:

}

The extent to which the director’s judgment, skills, qualifications and experience (including experience gained due to tenure on our Board) continue to contribute to the success of our Board and Company;

}	Feedback from annual Board and Committee self-evaluations;
}	Attendance at, active participation in, and preparation for, Board and Committee meetings and the annual meeting of shareholders;
}	Independence and any actual or perceived conflicts of interest;
}	Shareholder feedback;
}	Time commitments, including other board service and affiliations; and
}	Willingness to serve.

Succession Planning and Director Recruitment Process

The NCGC establishes procedures for the nomination process and recommends candidates for election to the Board. In 2024, we did not use a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. As we have directors nearing retirement age under the Company’s retirement policy, the NCGC regularly holds discussions and will continue to search for and evaluate potential candidates in accordance with the director qualifications and processes described in this proxy statement and with a view toward replacing the experience and key skills of departing directors and adding new areas of expertise that would further support the Board’s oversight of our business and strategies. Consideration of new Board nominee candidates involves a robust process beginning with a series of discussions involving the NCGC, the full Board and management, development of a recruiting timeline and key milestones, identification of and communication with potential candidates, review of information concerning candidates, and interviews with selected candidates.

The NCGC will consider candidates proposed by shareholders using the same criteria it uses for other candidates. A shareholder who is seeking to recommend a prospective nominee for the NCGC’s consideration should submit the candidate’s name and qualifications to our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602.

Proposal 1: Election of Directors	10

In addition, our by-laws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years, shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two director nominees, provided that the shareholder(s) and nominee(s) satisfy the requirements set forth in our by-laws, which can be found in the Governance section of the Investor Relations page of our corporate website at shareholders.morningstar.com/investor-relations.

2025 Proxy Statement	11

Board Composition

Our Board nominees are experienced professionals with relevant skills and backgrounds to promote and support the Company’s future growth and success.

Board Skills Matrix

We believe that for the Board to effectively guide the Company to sustained, long-term success, it must be composed of individuals with skills in the many disciplines that strengthen our business. Our director nominees’ key attributes and experience are summarized below.

Attributes/Experience	Joe Mansueto	Kunal Kapoor	Robin Diamonte	Cheryl Francis	Steve Joynt	Steve Kaplan	Gail Landis	Bill Lyons	Doniel Sutton	Caroline Tsay

CEO/Leadership	●	●	●	●	●		●	●	●	●

Business Development and Operations	●	●	●	●	●	●	●	●		●

Accounting, Finance and M&A	●	●	●	●	●	●	●	●	●	●

Client Relations and Insights	●	●	●		●		●	●

Governance and Regulatory Compliance	●	●	●	●	●	●	●	●	●	●

Talent Management and Compensation	●	●		●	●	●		●	●	●

Technology	●	●							●	●

Industry Experience:

Asset Management and Advisory	●	●	●	●	●		●	●

Retirement	●	●	●	●			●	●

Private Investments	●	●		●	●	●	●	●

Credit Ratings		●			●			●

Proposal 1: Election of Directors	Board Composition	12

The following table provides summary information about our director nominees. Directors are elected annually for a 1-year term by a majority of votes cast.

	Joe Mansueto	Kunal Kapoor	Robin Diamonte	Cheryl Francis	Steve Joynt	Steve Kaplan	Gail Landis	Bill Lyons	Doniel Sutton	Caroline Tsay

Tenure and Independence

Tenure	41	8	10	23	6	26	12	18	4	8

Independence			●	●	●	●	●	●	●	●

Composition

Audit Committee

Compensation Committee

Nominating and Corporate Governance Committee

Executive Chairman      Committee Chair      Member

2025 Proxy Statement	13

Board Nominees	The Board recommends a vote FOR each director nominee.

The Board believes that the following nominees have the judgement, skills and experience to effectively oversee execution of our strategy and constructively challenge management’s performance.

Joe Mansueto

Joe Mansueto founded Morningstar in 1984 and became executive chairman in 2017. He has served as chairman since our Company’s inception and as chief executive officer from 1984 to 1996 and from 2000 to 2017. Joe oversaw the Company’s international expansion, growth into new businesses, and development of its valuable intellectual property used throughout the financial industry. Joe is the owner and chairman of Chicago Fire FC, an American professional soccer franchise, as well as a significant investor in several media companies, real estate properties and other ventures. Joe has received several awards for his leadership and influence including from InvestmentNews, MutualFundWire, SmartMoney, and the Tiburon CEO Summit.

Age 68

Qualifications

}  Founder and largest shareholder of the Company, with knowledge of all aspects of the business and the financial information industry.

}  Commitment to research integrity and independence.

Education } Master’s degree in business administration from The University of Chicago Booth School of Business. } Bachelor’s degree in business administration from The University of Chicago.
Director Since: 1984
Board Committees: None

Kunal Kapoor

Kunal Kapoor became CEO of Morningstar in 2017. Prior to that, he served as president from 2015 to 2017, responsible for product development and innovation, sales and marketing, and driving strategic prioritization across the firm. Before becoming president Kunal was head of global products and client solutions. Since joining Morningstar in 1997, Kunal has also held leadership roles in a number of our divisions, including Data, as well as leadership roles in our research group. He is a member of the board of directors of Wealth Enhancement Group, a privately-owned independent wealth management firm, a member of the Council on Chicago Booth and serves on the boards of several Chicago-based non-profit organizations.

Age 49

Qualifications

}  Leadership roles in many of Morningstar’s businesses during a 28-year tenure at the Company.

}  Uniquely able to advise the Board on the opportunities and challenges of managing the Company and its strategy for growth, as well as its day-to-day operations and risks.

Education

}  Master’s degree in business administration from The University of Chicago Booth School of Business.

}  Bachelor’s degree in economics and environmental policy from Monmouth College.

}  Chartered Financial Analyst.

Director Since: 2017
Board Committees: None

Proposal 1: Election of Directors	Board Nominees	14

Robin Diamonte

Robin Diamonte was appointed to the Board in December 2015. She is the chief investment officer of RTX Corp., the aerospace defense company formed in 2020 from the merger of Raytheon Corporation and the United Technologies Corporation aerospace business. Robin had been vice president and chief investment officer at United Technologies Corporation since 2004. Before joining United Technologies Corporation, she held several positions during her 13-year tenure at Verizon Investment Management Corporation, the asset management arm of Verizon Communications Inc., rising from research analyst to managing director. In 2013, Robin was appointed by President Obama and served as a member and chair of the Advisory Committee for the Pension Benefit Guaranty Corporation for six years. Robin currently serves on the board for the Committee on Investment of Employee Benefit Assets (CIEBA), representing more than 100 of the country’s largest private sector retirement funds on fiduciary and investment issues in Washington. In 2023, she received a Lifetime achievement award from With Intelligence, was named one of Pension and Investments Most Influential Woman in Investing, was inducted into the Chief Investment Officer Hall of Fame in 2024, and is on the Power 100 list of CIO allocators.

Age 60

Qualifications

}  Extensive experience in the retirement industry as a chief investment officer overseeing over $115 billion in global retirement assets.

}  Unique perspective as a customer of Morningstar products and research for over 25 years since she first started as an investment analyst with Verizon in 1994.

Education } Master’s degree in business administration from the University of New Haven. } Bachelor’s degree in electrical engineering from the University of New Haven.
Director Since: 2015
Board Committees: } Audit } NCGC

Cheryl Francis

Cheryl Francis was elected to the Board in July 2002. She has been co-chair of Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since August 2008, and was vice-chair from October 2002 to August 2008. She has been an independent business and financial advisor since 2000. From 1995 to 2000, she served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print media company. Prior to her role at R.R. Donnelley, Cheryl held several positions on the management team of FMC Corporation including corporate treasurer, and served as chief financial officer of FMC Gold, a public company. Cheryl was an adjunct professor for the University of Chicago Graduate School of Business from 1991 to 1993. She currently serves as a member of the board of directors of HNI Corporation and Aon plc.

Age 71

Qualifications

}  Valuable perspective as an independent business and financial advisor and previously CFO of a public company.

}  Runs a leadership organization that engages with senior executives, CEOs, and leading academics on current business topics.

}  Currently serves on two other public company boards and prior public company board experience.

Education } Master’s degree in business administration from The University of Chicago Booth School of Business. } Bachelor’s degree from Cornell University.
Director Since: 2002
Board Committees: } Audit (Chair) } Compensation

2025 Proxy Statement	15

Steve Joynt

Steve Joynt was appointed to the Board in December 2019. He served as chief executive officer of DBRS, the global credit ratings agency acquired by Morningstar, from 2016 to 2019. Prior to that, he spent more than 20 years at the global credit ratings agency Fitch Group in a variety of roles, including as chief executive officer from 2002 to 2012. Earlier in his career, Steve spent 12 years at Standard & Poor’s in a variety of analytical roles, culminating in the role of managing director of U.S. structured finance.

Age 73

Qualifications

}  Over 40 years in leadership roles in the credit ratings industry, with excellent understanding of fixed income securities, including sovereign, corporate, asset backed, and structured credits.

}  Valuable operating experience as CEO of a regulated company.

Education } Bachelor’s degree in business administration from the University of Arizona.
Director Since: 2019
Board Committees: } Compensation } NCGC

Steve Kaplan

Steve Kaplan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. Since 1988, he has been a professor at The University of Chicago Booth School of Business where he currently is the Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance and the Kessenich E.P. Faculty Director at the Polsky Center for Entrepreneurship and Innovation. Steve serves as a research associate at the National Bureau of Economic Research. Having previously served on the boards of directors of public and private companies, Steve has experience developing and advising executive talent. Steve currently sits on the investment committee of NextGen Growth Partners, a private equity firm that partners with entrepreneurial talent to invest in, operate and grow lower middle market business and serves as a director of Illinois Venture Capital Association.

Age 65

Qualifications

}  Extensive background on issues in private equity, venture capital, entrepreneurial finance, corporate governance, executive talent, and corporate finance.

}  Guidance and analysis of both organic growth opportunities and potential acquisitions.

}  Prior public and private company board experience.

Education } Ph.D. in business economics from Harvard University. } Bachelor’s degree in applied mathematics and economics from Harvard College.
Director Since: 1999
Board Committees: } Compensation (Chair) } NCGC

Proposal 1: Election of Directors	Board Nominees	16

Gail Landis

Gail Landis was elected to the Board in May 2013. She was a founding partner of Evercore Asset Management, LLC, an institutional asset management firm, and served as managing principal from 2005 until her retirement in December 2011. From 2003 to 2005, she served as head of distribution for the Americas for Credit Suisse Asset Management, the asset management division of Credit Suisse AG. In her long career in active investment management at Sanford C. Bernstein & Co., Inc. and its successor company AllianceBernstein L.P. between 1981 and 2002, she served in a broad array of roles as an equity analyst, senior portfolio manager, and business leader. Gail remains active in the investment community serving on several investment committees, including as the chair of the investment committee of the Wood River Women’s Foundation and as a member of the investment committee of St. Mark’s School of Southborough. Gail also serves on the board of Tamizdat Project, Inc.

Age 72

Qualifications

}  Over 30 years of experience as an investment management executive, with an excellent understanding of the marketing and business development needs of institutional investors.

}  Keen awareness of the investing needs of advisers, and the clients they serve, through dynamic market environments.

Education

}  Master’s degree in business administration from New York University’s Stern School of Business.

}  Bachelor’s degree in East Asian studies from Boston University.

}  Bachelor’s degree in Russian and East Central European studies from Hunter College.

Director Since: 2013
Board Committees: } Audit } NCGC

Bill Lyons

Bill Lyons was appointed to the Board in September 2007. He served as president and chief executive officer of American Century Companies, Inc., an investment management company, from September 2000 until his retirement in March 2007. From 1987 to 2000, he served in other capacities at American Century Companies, Inc., including as general counsel, chief operating officer, and president. During his time at American Century, he served on the board of the Investment Company Institute in Washington, D.C. and was appointed to several special task forces that developed best practices for mutual fund governance. He is active in civic and non-profit organizations in the greater Kansas City area, including current service on four non-profit boards and five investment committees overseeing endowment and foundation assets. He previously served as a member of the board of directors of NIC, Inc. and The Nasdaq Stock Market, LLC.

Age 69

Qualifications

}  Extensive experience in the mutual fund industry with unique insights and a keen perspective on our customers’ priorities and challenges.

}  Business acumen and corporate governance mindset as the former chief executive officer of a private investment management company. Extensive experience in active investment management and investment process oversight.

Education } Juris doctor degree from Northwestern University School of Law. } Bachelor’s degree in history from Yale University.
Director Since: 2007
Board Committees: } Compensation } NCGC (Chair)

2025 Proxy Statement	17

Doniel Sutton

Doniel Sutton was elected to the Board in May 2021. She has been chief people officer of Pinterest, Inc. an image sharing and social media platform, since February 2024. From August 2022 to October 2023, she served as chief people officer at Alteryx, a company that provides data analytics software. From September 2020 to July 2022, Doniel served as chief people officer at Fastly, Inc., a leading global provider of edge cloud platform services. From March 2017 to April 2019, she served as Senior Vice President, Head of People at PayPal Holdings Inc., a global payments and technology company, and worked in other leadership capacities within the human resources group during her seven-year tenure at the company. From August 1997 to September 2011, she held a variety of senior human resource leadership positions with Prudential Financial, Bank of America Corporation and Honeywell International. Doniel currently serves as a member of the board of directors of Ross Stores, Inc., and is a member of the board of trustees of Justice and Joy National Collaborative.

Age 51

Qualifications

}  Wealth of experience in human capital management and culture, global business expansions and large-scale mergers, acquisitions, and business integrations.

}  Experience in rapidly growing technology companies providing insights into strategies supporting innovation, scale, and growth.

}  Currently serves on the board of another public company.

Education

}  Master’s degree in business administration in human resources management from the University of Illinois at Urbana-Champaign.

}  Bachelor’s degree in finance from the University of Illinois at Urbana-Champaign.

Director Since: 2021
Board Committees: } Audit } Compensation

Caroline Tsay

Caroline Tsay was elected to the Board in May 2017. She served as chief executive officer of Compute Software, Inc., an enterprise cloud infrastructure software company, from January 2017 to November 2022. From March 2013 to December 2016, she served as vice president and general manager of software at Hewlett Packard Enterprise Company, an information technology company. From April 2007 to March 2013, she held several product leadership positions across the consumer search, e-commerce, and advertising businesses at Yahoo! Inc., a digital media company. Caroline remains active in the technology industry as an investor in venture capital funds and serves as an advisor to venture capital backed companies. Caroline currently serves on the board of directors of The Coca-Cola Company, and formerly served as a member of the board of directors of Rosetta Stone Inc. and Travelzoo Inc.

Age 43

Qualifications

}  Background in technology as well as significant leadership and management experience.

}  Expertise in the areas of consumer internet and enterprise software product development, engineering, marketing, and sales, providing insight relevant to organic and inorganic growth.

}  Currently serves on the board of another public company and prior public company board experience.

Education } Master’s degree in management science and engineering from Stanford University. } Bachelor’s degree in computer science from Stanford University.
Director Since: 2017
Board Committees: } Audit } NCGC

Corporate Governance	Corporate Governance Guidelines	18

Corporate Governance

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines to guide the Board in its objective of enhancing shareholder value over the long term. The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. We have posted the guidelines in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section.

Pursuant to our retirement policy included in our Corporate Governance Guidelines, our mandatory retirement age for directors is 73, which only becomes applicable after a director completes ten years of service as a director on the Board. We continue to evaluate our Board members and regularly evaluate and discuss ongoing board refreshment to support the future success of our business and represent shareholder interests through the exercise of sound judgment and a balance of different skills, qualifications and experiences. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

} Board Size: The Board believes that a board of directors consisting of 7 to 12 members is an appropriate size based on our present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

✓ Board currently consists of 10 members.

} Board Vacancies: The Board may fill Board vacancies. Directors appointed by the Board to fill vacancies serve until the next annual meeting at which directors are to be elected.	✓ Board has not filled any vacancies since the last annual meeting.

} Board Independence: The Board believes that, except during periods of temporary vacancies, a substantial majority of its directors must be independent. In determining the independence of a director, the Board applies the relevant Nasdaq requirements and applicable law and regulations.

✓ Board currently comprised of 80% independent directors.

} Board Refreshment: The Board believes that the Board can continue to evolve and adopt new viewpoints through the participation of new directors. In that regard, the NCGC and the Board consider each member’s length of service and openness to new ideas when considering the appropriate slate of candidates to recommend for nomination or renomination. We have established a robust process to evaluate upcoming retirements and will seek to nominate new directors who have the background, skills and expertise to support our current business and strategies

✓ Since 2017, we have added four new directors who have brought valuable and varied experience in distinct and critical areas. Regular NCGC and Board discussions and consideration of refreshment needs given upcoming retirements.

2025 Proxy Statement	19

}

Retirement Age
: No person is eligible to stand for election
or re-election to
the Board if such person has reached the age of 73; unless that person has not completed ten years of service as a director.
✓ Board currently has an average age of 62.1 years.

}

Overboarding Policy
: Directors who are currently serving as the chief executive officer or other executive officer of a public company may serve on a total of no more than three public company boards, including Morningstar’s. Directors who are not currently serving as the chief executive officer or other executive officer of a public company may serve on no more than four public company boards, including Morningstar’s.
✓ None of the current directors serve on more than two other public company boards.

}

Offer to Resign Upon Change in Circumstances
: The
Board
believes that any director who discontinues his or her present employment, or who materially changes his or her position, should promptly tender a written offer of resignation to the Board. The NCGC will then evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of his or her changed circumstances.
✓ No changes in director employment since the last annual meeting.
Governance and Ethics Policies
We have adopted a Code of Ethics which applies to our employees and directors, as well as other material firm-wide governance and ethics policies, which are reviewed on an annual basis. The Code of Ethics is reviewed periodically by the NCGC, and on an annual basis by our management team and the full Board as part of its oversight of key risks and compliance practices, and we consider input on the Code of Ethics from key stakeholders to maintain relevance for the organization.
Effective January 2025, our Board adopted amendments to the Code of Ethics, including the addition of new sections covering the Company’s policies on Charitable Donations, Economic Sanctions Compliance and Export Controls, Non-Morningstar Business Activities, and Anti-Money Laundering. The Company amended its policy on Political Contributions in the Code of Eth
i
cs, to clarify that the Company does not use corporate funds to donate directly to any political organization.
We have adopted an Insider Trading Policy governing the purchase, sale and other dispositions of our securities that applies to the board of directors, employees (including executive officers and temporary workers) and consultants and contractors of Morningstar and its subsidiaries and their immediate family members. We believe that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. From time to time, the Company engages in transactions in its own securities. It is the Company’s policy to comply with all applicable federal and state securities laws when engaging in transactions in its own securities. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.
Our Insider Trading Policy was updated effective January 2025 to detail certain pre-clearance
requirements and procedures, describe qualifications and requirements for the use of Rule
10b5-1
trading plans, and address short swing restrictions pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act), among other changes. The Fraud and Abuse Policy was updated effective January 2025 to streamline language and align with other recently updated policies such as the Code of Ethics. In early 2024, we implemented a recoupment policy for members of the executive leadership team that allows for compensation to be recouped in circumstances of employee misconduct in addition to financial restatements.
We have posted our Code of Ethics and other significant Company policies in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section.

Corporate Governance	Director Independence	20

Director Independence

The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have key members of management, including the CEO and Executive Chairman, as directors. Our standing Board Committees, the Audit Committee, Compensation Committee, and NCGC, are led by and composed entirely of independent directors. We believe this structure benefits Morningstar and contributes to our strong corporate governance framework.

In order to qualify as independent under the Nasdaq listing rules, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that, in the opinion of the Board, the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that each of our director nominees is independent under the Nasdaq listing rules, other than Joe Mansueto and Kunal Kapoor. Joe and Kunal are members of our senior management team and NEOs.

In making this determination, the Board reviewed and discussed information provided by the directors and management with regard to each director nominee’s business and personal activities as they relate to the Company and all other facts and circumstances that our Board deemed relevant in determining their independence. The Board considered ordinary course or immaterial transactions between the Company and organizations where the directors or their immediate family members are employed in a non-executive officer capacity or serve as directors. In addition, the Board considered a charitable contribution of $35 million to be paid over time by Joe Mansueto to support the creation of an institute to advance urban scholarship and education at and other contributions to The University of Chicago, where Steve Kaplan is a professor. The Board found nothing in these relationships to be contrary to the standards for determining independence as contained in Nasdaq’s requirements and the Company’s Corporate Governance Guidelines.

The Board has determined that each member of the Audit Committee qualifies as independent in accordance with Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and Nasdaq rules for members of audit committees. The Board has also determined that each Audit Committee member has sufficient knowledge to read and understand the Company’s financial statements and to serve on the Audit Committee. Additionally, the Board has determined that Cheryl Francis, the Chair of the Audit Committee, qualifies as an audit committee financial expert under the relevant Securities and Exchange Commission (SEC) and Nasdaq rules. This designation is related to Cheryl’s experience and understanding with respect to certain accounting and auditing matters and prior experience as a US public company chief financial officer. The designation does not impose upon her any duties, obligations, or liabilities that are greater than those generally imposed on her as a member of the Audit Committee and the Board. Her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any member of the Audit Committee or the Board.

The Board has determined that each member of the Compensation Committee qualifies as independent under the rules established by Nasdaq for members of compensation committees.

There are no family relationships among any of our directors, director nominees or executive officers.

2025 Proxy Statement	21

Board Responsibilities and Structure

The primary responsibilities of the Board are to provide oversight, counseling, and direction to our management team in the long-term interests of the Company and our shareholders.

Corporate Governance	Board Leadership Structure	22

Board Leadership Structure

The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to certain corporate actions.

The Board is responsible for determining the respective roles of the Chairman and CEO. Joe Mansueto has served as Chairman since our inception and served as CEO of the Company from 1984 to 1996 and again from 2000 to early 2017. In Joe’s current Executive Chairman role, he focuses on strategy, capital allocation, advising our executive leadership team, and leading the Board. Kunal Kapoor has served as CEO and a Board member since January 2017. The Board believes that the current structure, which combines Joe’s extensive knowledge of all aspects of the business and its history as founder of the Company and its largest shareholder with Kunal’s deep experience and expertise managing our day-to-day operations, benefits the business.

The Board has not designated a lead director; however, the independent directors choose from among themselves a lead director with respect to specific matters when appropriate. The independent directors of Morningstar meet in executive session, meaning with no management directors or other members of management present, at each regular Board and each Committee meeting. The Chair of the NCGC works closely with the Executive Chairman to set the agenda for each Board meeting and provides feedback on the areas of focus and form of materials presented to the Board. The Chair of the NCGC also serves as a liaison between the Chairman and the independent directors. He leads the annual Board self-evaluation process and discussion, and is available to meet with each member of the board to discuss evaluation-related topics. Any Board member may (i) raise at any Board meeting additional items that are not on the agenda for the meeting; and (ii) call a special meeting of the Board.

The Board has delegated various responsibilities and authority to different Board Committees, as described below. Each Committee Chair sets the agenda for their respective Committee meetings, and reviews and provides feedback on the areas of focus and form of materials. The Committee Chair takes into account whether their Committee is appropriately carrying out its core responsibilities and focusing on the key issues facing the Company, as may be applicable from time to time. To do so, each Chair engages with key members of management and subject matter experts in advance of each Committee meeting. These Committees report on their activities and actions to the full Board at each regular Board meeting. Board members have access to our employees outside of Board meetings.

Attendance at Board, Committee, and Annual Shareholders’ Meetings

The Board and its Committees meet throughout the year on a set schedule. From time to time as appropriate, the Board and its Committees also hold special meetings and may act by written consent. The Board held five meetings in 2024. We expect each director to attend each meeting of the Board and the Committees on which they serve as well as the annual meeting. In 2024, each director attended at least 75% of the meetings of the Board and the Committees on which they served. Each of the directors standing for reelection attended our 2024 Annual Shareholders’ Meeting.

Executive Sessions

Executive sessions of our independent directors are held at the end of every regularly scheduled Board meeting as well as whenever deemed appropriate by the Board. The independent directors determine who among them will be responsible for chairing sessions for the independent directors. Following discussion, the independent directors may, at their discretion, invite the Chairman, CEO, other employees or independent outside advisors or experts to participate; including, for example, regular meetings with business unit and functional area leadership. Committee meeting agendas also include regularly scheduled sessions for the independent directors to meet without members of management present. This executive session is led by the independent Chair of that Committee. This practice has proved useful in promoting open and constructive discussion among the Board members.

2025 Proxy Statement	23

Board Committees and Charters

The Board currently has three standing Committees (Audit, Compensation, and NCGC) and appoints the members to each of these committees. Each member of the Audit Committee, Compensation Committee, and NCGC is an independent director under applicable Nasdaq and SEC rules. Each Board Committee has a written charter reviewed annually by the respective Committee and approved by the Board. A copy of each charter is available in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section. The table below shows the members of each Committee as of the date of this proxy statement, and the number of meetings held by each Committee during 2024.

Director	Audit	Compensation	Nominating and Corporate Governance

Joe Mansueto

Kunal Kapoor

Robin Diamonte

Cheryl Francis

Steve Joynt

Steve Kaplan

Gail Landis

Bill Lyons

Doniel Sutton

Caroline Tsay

2024 Meetings	9	4	4

Chair      Member

Corporate Governance	Audit Committee	24

Audit Committee

Members:

Cheryl Francis (Chair)

Robin Diamonte

Gail Landis

Doniel Sutton

Caroline Tsay

Meetings Held in 2024: 9

}  All current members are independent within the meaning of the SEC and Nasdaq standards for independence for directors and audit committee members.

}  All current members satisfy Nasdaq financial literacy requirements, having accounting or other relevant management expertise to read and understand the Company’s financial statements, and Cheryl Francis has been designated as an “audit committee financial expert” as defined by SEC and Nasdaq rules.

Primary Responsibilities:

}  Oversee the integrity of the Company’s financial statements.

}  Oversee the Company’s internal control over financial reporting and disclosure controls and procedures.

}  Appoint and determine the compensation of the independent auditor.

}  Pre-approve audit and permitted non-audit engagement fees and terms of the independent auditor.

}  Evaluate the qualifications, performance, and independence of the independent auditor, including obtaining a report of the independent auditor describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control review or Public Company Accounting Oversight Board inspection.

}  Discuss with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

}  Discuss earnings releases and supplemental financial information.

}  Review and approve, ratify, or reject transactions pursuant to the Company’s related party transaction policy and procedures.

}  Review and reassess the adequacy of the Company’s related party transaction policy and procedures and recommend any changes to the Board.

}  Review and evaluate the audit plan, performance, and responsibilities of the Company’s internal audit function, called Global Audit and Assurance.

}  Review with management and the independent auditor the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing, and accounting organizations and personnel and the Company’s policies and compliance procedures with respect to business practices.

}  Discuss the Company’s major financial, technology, business continuity, artificial intelligence, data privacy and cybersecurity risk exposures and the steps management has taken to monitor and control these exposures.

}  Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

}  Annually, or as frequently as appropriate, review any arrangement in which an employee or Board member pledges Company shares as collateral or holds such shares in a margin account, that could pose a significant risk to the Company or its shareholders.

}  Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

2025 Proxy Statement	25

Compensation Committee

Members:

Steve Kaplan (Chair)

Cheryl Francis

Steve Joynt

Bill Lyons

Doniel Sutton

Meetings Held in 2024: 4

} All members are independent within the meaning of the Nasdaq standards of independence for directors and compensation committee members.

} All members qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Primary Responsibilities:

} Review and approve the corporate goals, objectives, performance metrics, and targets relevant to the CEO’s compensation and annually evaluate the CEO’s performance with respect to such goals and objectives.

} Determine and approve the terms and grant of the compensation paid to the CEO.

} Annually review and approve the evaluation process and compensation structure for the Company’s executive officers as recommended by the CEO for executive officers other than the CEO. Review the performance of the Company’s executive officers and approve the terms and grant of their compensation.

} Oversee the administration of the Company’s compensation plans, incentive plans and equity-based plans (including the Morningstar Incentive Plan and the Company’s equity incentive plans), oversee compliance, interpret plan guidelines, and determine equity grants to employees, in a manner consistent with the terms of such plans.

} Oversee the administration of the Company’s employee benefit plans, including the Company’s 401(k) plan.

} Review non-employee director compensation and how those practices compare with those of comparable public corporations and recommend changes to the Board, when appropriate.

} Review and recommend to the Board for approval compensation plans and amendments to existing compensation plans consistent with the Company’s compensation philosophy to attract, retain, motivate, and appropriately reward employees.

} Review and approve compensation policies (for example recoupment policies) and programs, and amendments to existing policies and programs, consistent with the Company’s compensation philosophy and applicable laws.

} Oversee the Company’s compliance with SEC rules and regulations regarding any “say on pay” or other shareholder vote regarding the Company’s compensation programs and review the results of any such votes or other shareholder engagement.

} Review periodically emerging compensation and benefit trends, best practices, and regulatory developments applicable to the Company, and report and make recommendations to the Board regarding such developments, as appropriate.

} Review and discuss with management the Company’s “Compensation Discussion and Analysis” proxy statement disclosure.

} Review the Company’s compensation policies and practices and assess whether such policies and practices are reasonably likely to encourage risk taking that could have a material adverse effect on the Company.

Corporate Governance	Nominating and Corporate Governance Committee	26

Nominating and Corporate Governance Committee

Members:

Bill Lyons (Chair)

Robin Diamonte

Steve Joynt

Steve Kaplan

Gail Landis

Caroline Tsay

Meetings Held in 2024: 4

} All members are independent within the meaning of the Nasdaq standards of independence for directors.

Primary Responsibilities:

} Review the qualifications of, approve, and recommend to the Board those persons to be nominated for membership on the Board who shall be submitted to the shareholders for election at each annual meeting of shareholders.

} Identify and consider potential director candidates in the event of a vacancy or increase in the size of the Board.

} Review and make recommendations to the Board regarding the appropriate size, performance, composition, duties, and responsibilities of the Board and its Committees.

} Review and recommend to the Board tenure and retirement policies and actions taken in response to a resignation offer from any director with a significant job change for non-employee directors.

} Monitor compliance by directors, the CEO, and other executive officers with the Company’s stock ownership and retention guidelines.

} Review potential conflicts of interest of prospective and current directors.

} Review and make recommendations to the Board regarding the function, structure, and operation of the Board and the orientation and continuing education of directors.

} Lead the Board’s annual review of, and make recommendations to the Board regarding, succession planning for the CEO.

} Review the Company’s material governance and ethics policies, and the framework for compliance therewith, and consider any applicable requests for waivers or interpretations of such policies.

} Review and make recommendations to the Board regarding management’s response to shareholder proposals properly submitted to the Company.

} Review emerging corporate governance trends, best practices, and regulatory developments applicable to the Company.

} Oversee risks related to the Company’s governance structure, policies, and processes.

} Review the CEO’s corporate goals and objectives and monitor performance toward such goals.

} Regularly engage with the Company’s legal, compliance, and government relations teams on current and pending regulations and compliance efforts.

} Oversee compliance with the listing standards of The Nasdaq Stock Market and make any recommendations to the Board.

2025 Proxy Statement	27

Annual Board and Committee Evaluation Process

} The NCGC annually reviews the evaluation process, including the evaluation method, aimed at soliciting constructive feedback on the performance of the Board and its Committees.

}  In 2024, as in prior years, the
Board, the Audit Committee, the
Compensation Committee and the
NCGC each conducted an annual
self-evaluation through a written
questionnaire. All questionnaires
include open-ended questions to
solicit direct feedback.

}  In addition, the NCGC Chair
conducts interviews with each
independent director from time
to time to discuss individual Board member feedback.

}  Directors’ responses to the questionnaires are aggregated without attribution and shared with the full Board and the applicable Committees. All responses, including written comments, are provided for consideration.

}  The Board, Audit Committee,
Compensation Committee, and
NCGC each discuss their
respective results.

}  Following the Committee-level
discussions, all evaluation
results and feedback, including
those from any one-on-one
interviews, are discussed by the full Board.

}  The Board decides on specific
actions to incorporate feedback
received, including making any
appropriate changes to
Board- and Committee-related practices.

Engagement With Management and Other Stakeholders

The commitment of our directors extends well beyond the preparation for, and attendance at, regular and special meetings of the Board and Committees and our annual meeting. Engagement beyond the boardroom provides our directors with additional insights into our business and industry, as well as valuable perspectives on performance and opportunities for future growth. Examples of the ways in which the Board contributes meaningfully to Morningstar’s success outside of the boardroom include the following:

}	Strategy Day: Each year we host a strategy day bringing together our Board with Morningstar’s executive leadership team to discuss challenges and opportunities facing the business.
}	Stakeholder Engagement: Our directors maintain relationships with stakeholders, including employees, customers, suppliers, industry associations, and communities.
}

Press and Media Information: Our directors receive frequent updates on significant developments and informational packages including press coverage and current events that relate to Morningstar’s business, people, and industry.

}

Product Demos and Deep Dives: These in-depth sessions, thematic workshops, desktop exercises and topical roundtables provide Board members detailed background on Morningstar’s products and services and risk management practices and facilitate real-time feedback on key initiatives.

}

Talent Development: Our directors spend time with employees and managers throughout the organizational structure, sharing insights and experiences as a development and retention tool, seeking to further reinforce Morningstar’s culture across the organization.

Shareholder Engagement

Our approach to shareholder engagement is characterized by consistent standards, regular communication to investors of all types, and a long-term focus. We do not make public financial forecasts or provide guidance for our business. We are uneasy with management forecasts because they are, by their nature, subjective and could have an effect on a company’s stock price. We prefer to avoid this potential conflict and let our results speak for themselves while avoiding any incentive to alter behavior to “make the numbers.”

Corporate Governance	Board’s Role in Risk Oversight	28

Our goal is to communicate equally with all shareholders, without special treatment for large shareholders or research analysts. We do not host quarterly earnings calls and our executive team doesn’t generally take one on one meetings with investors. Instead, we respond to shareholder questions about the business in written form on a regular basis and make those answers available to all shareholders at the same time through periodic Form 8-K filings and on our website. We also maintain an archive of queries, with answers dating as far back as 2014. We remain committed to providing substantive written answers to questions submitted by all shareholders, regardless of size. We may, in our discretion, combine answers for duplicate or similar questions into one comprehensive response. In 2024, we provided 139 responses to questions. We have evolved our shareholder communications over time to include a quarterly supplemental deck and, beginning with the second quarter of 2023, we introduced a quarterly update letter from our CEO. Our management team and the Board are available once per year during the question and answer (Q&A) session at our annual meeting. This event includes substantive presentations, with topics including updates on our business strategy and financial performance, plus deep dives into selected products. The agenda also offers ample time for Q&A from shareholders, potential shareholders, and other stakeholders.

If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com. Shareholders may also communicate with the Board by writing to our corporate secretary at board@morningstar.com. See the section titled “Communicating With Us and Obtaining Additional Information and Materials” for further details.

Board’s Role in Risk Oversight

The Board provides risk management oversight both at the Board level, and at each of the Committees. During the business and strategic review portion of each Board meeting, the Board receives a presentation by management and also discusses current challenges and risks as well as emerging risk topics. The Board also receives updates at each of its meetings on the organizational health of the Company as well as key legal and regulatory matters and participates in our annual strategic planning process. Key areas of focus in 2024 included brand and reputation, strategic transactions, talent management, artificial intelligence, cybersecurity, information security and privacy, among other topics. Management provides additional reports about enterprise risks as needed or as requested by the Board.

During 2024, the Company refreshed its enterprise risk assessment process focused on building a deeper understanding of the Company’s risk landscape. As part of the refreshed process, risk workshops were conducted with key internal stakeholders, including members of the executive leadership team, heads of business units and other key functional leaders. The workshops centered around identifying and discussing key enterprise risks faced during the year and other potential risks that were identified in prior years and development of an enterprise risk register which was used to discuss the Company’s top risks with the Board. Additionally, the enterprise risk assessment assisted the Company’s Global Audit and Assurance, legal and compliance teams with setting priorities for 2025.

2025 Proxy Statement	29

Audit Committee

}  Reviews and discusses with management risks relating to the Company’s financial systems in the context of internal controls and legal exposure, and the steps that management has taken to monitor and control them.

}  Oversees, reviews and discusses the Company’s cybersecurity and data privacy risk profile, including risks related to artificial intelligence, enterprise technology and cyber strategies, and information security initiatives, as well as the Company’s risk mitigation processes and internal control procedures to protect sensitive business information. At each regular meeting the Audit Committee receives updates from Morningstar’s chief information officer and chief information security officer, regarding recent trends, identifying emergent risks to our technology infrastructure, disaster recovery plan statistics, employee training metrics, major updates on security assessments and threat landscape as needed, and receives a summary of events and reporting of how any such events were resolved.

}  At each of its regular meetings, the Audit Committee receives a report on ethics matters that have been reported through Morningstar’s Ethics Hotline or other channels available to employees and other stakeholders.

} During 2024, particular areas of focus for the Audit Committee were the implementation of segment reporting, review of significant pledging activity and cybersecurity.
Compensation Committee	} The Compensation Committee reviews the risks related to the design features of our compensation programs as described in the following section at least annually.
} During 2024, particular areas of focus for the Compensation Committee were bonus and equity plan design.
Nominating and Corporate Governance Committee	} Oversees the Company’s compliance framework for material governance-related policies.
} Regularly engages with Morningstar’s legal, compliance and government relations teams on current and pending regulations and compliance efforts.
} Plays a key role in overseeing the Company’s governance risks, managing the director nomination process, and assessing the skills and expertise relevant for service on the Board.
} During 2024, particular areas of focus for the NCGC were updates to the Company’s compliance organization, the director retirement policy and director succession planning.

Corporate Governance	Director Compensation	30

Risk Considerations in Our Compensation Program

We conduct an annual process to review the design features of our compensation program and any related risks. The process is conducted by management in partnership with its independent compensation consultant and reviewed by the Compensation Committee.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In reaching this determination, we have considered the following design elements of our compensation policies and practices:

}	the mixture of cash and equity-based compensation encourages an appropriate balance between short-term and long-term risk;
}	multi-year vesting of equity awards encourages employees to focus on the long-term operational and financial performance of the Company; and
}	the use of stock ownership requirements for our executive officers not only aligns their interests with shareholders but also discourages a short-term focus.

Director Compensation

The Board establishes non-employee director compensation based on the recommendation of the Compensation Committee. Directors who are also our employees do not receive any additional compensation for serving on the Board or attending Board meetings. Our non-employee directors receive a combination of cash and equity-based compensation. Our non-employee director compensation program did not change as compared to 2023, other than an increase in the annual equity retainer from $165,000 to $190,000, which was made after considering relevant market practices.

Cash Compensation

In 2024, each non-employee director received an annual retainer of $50,000. Non-employee directors who are non-chair members of the Audit Committee, Compensation Committee, or NCGC received an additional annual Committee retainer of $5,000. Gail Landis also received an additional annual retainer of $5,000 for acting as a representative of the NCGC at meetings of the boards of directors of our credit ratings entities. The Audit Committee Chair, Compensation Committee Chair, and NCGC Chair received an annual retainer of $25,000, $15,000, and $15,000, respectively. In addition to the retainers described above, we reimburse our non-employee directors for travel expenses for attending Board and Committee meetings, when applicable.

Equity-Based Compensation

In 2024, each of our non-employee directors received an annual grant of restricted stock units (RSUs) with a value of approximately $190,000 at grant that vest over a period of three years, subject to the director’s continued service through the applicable vesting date. In their first year of service on the Board, new non-employee directors receive an initial grant of RSUs with a value of approximately $250,000 at grant, also vesting over a period of three years, subject to the director’s continued service through the applicable vesting date.

Director Stock Ownership Guidelines

The Board has adopted stock ownership requirements for our directors. We require each of our directors to hold either:

}	Morningstar shares with a value of $5,000,000; or
}	A number of Morningstar shares and share equivalents that is greater than or equal to 25% of the total number of pre-tax vested RSUs that they have been granted since becoming a director.

2025 Proxy Statement	31

2024 Directors’ Compensation

The following table shows compensation earned by each of our non-employee directors in 2024. Joe Mansueto and Kunal Kapoor are members of our Board and Morningstar employees. Neither receives any additional compensation for serving on the Board or attending Board meetings. Please see the “2024 Summary Compensation Table” for the amounts received by Joe Mansueto and Kunal Kapoor for their service to Morningstar in 2024.

	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Robin Diamonte	$60,000	$189,949	$249,949

Cheryl Francis	85,000	189,949	274,949

Steve Joynt	60,000	189,949	249,949

Steve Kaplan	75,000	189,949	264,949

Gail Landis	65,000	189,949	254,949

Bill Lyons	75,000	189,949	264,949

Doniel Sutton	60,000	189,949	249,949

Caroline Tsay	60,000	189,949	249,949

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for RSU awards granted in 2024 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See Note 14 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2024, our non-employee directors each held 1,445 unvested RSUs. Stock awards when granted are rounded down to the nearest whole share.

Security Ownership of Certain Beneficial Owners and Management

The following table shows information about beneficial ownership of our common stock by each of our directors and nominees, each of the NEOs, each holder of more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated in the notes to the table, the information is as of March 1, 2025, and each person named in the table has sole voting and investment power with respect to the shares listed. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602.

The percentages in the following table are based on 42,833,130 shares of our common stock outstanding as of March 1, 2025.

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock

Joe Mansueto(1)	15,273,206	35.7%

Kunal Kapoor	120,777	*

Jason Dubinsky	13,199	*

Danny Dunn	9,937	*

Robin Diamonte	8,129	*

Cheryl Francis	33,725	*

Steve Joynt	3,073	*

Steve Kaplan	39,871	*

Gail Landis	4,004	*

Bill Lyons	11,035	*

Doniel Sutton	1,761	*

Corporate Governance	Delinquent Section 16(a) Reports	32

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock

Caroline Tsay(2)	2,480	*

All directors and executive officers as of March 1, 2025 as a group (12 persons)	15,512,742	36.2

Over 5% Shareholders

Vanguard Group(3)	2,576,670	6.0

BlackRock, Inc.(4)	2,391,977	5.6

Daniel Mansueto(5)	2,390,545	5.6

* Represents beneficial ownership of less than 1%.

(1) Joe Mansueto has pledged 1,000,000 shares of our common stock as security under the terms of a bank credit agreement. Includes 54,514 shares of our common stock held by the Mansueto Foundation, a private charitable foundation. Reflects Joe’s voting and investment power as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

Joe Mansueto	15,273,206	12,785,360	379,272	14,893,934	379,272

(2) Reflects ownership rounded to the nearest whole share.

(3) The indicated interest is based solely on a Schedule 13G filed on February 13, 2024 by The Vanguard Group whose business address is 100 Vanguard Blvd. Malvern, Pennsylvania 19355. In its Schedule 13G, the reporting person reported ownership as of December 29, 2023 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

Vanguard Group	2,576,670	0	11,254	2,541,217	35,453

(4) The indicated interest is based solely on a Schedule 13G filed on January 29, 2024 by BlackRock, Inc. whose business address is 50 Hudson Yards, New York, NY 10001. In its Schedule 13G, the reporting person reported ownership as of December 31, 2023 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

BlackRock, Inc.	2,391,977	2,332,744	0	2,391,977	0

(5) The indicated interest is based solely on a Schedule 13G filed on December 10, 2024 by Daniel Mansueto (Joe Mansueto’s brother), whose business address is 907 Westwood Boulevard, #1026, Los Angeles, CA 90024. In his Schedule 13G, the reporting person whose ownership stems from being the voting agent for grantor retained annuity trusts and the trustee of a trust associated with Joe Mansueto, reported ownership as of December 4, 2024 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

Daniel Mansueto	2,390,545	2,334,295	56,250	0	56,250

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members are covered by these reporting requirements. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf.

2025 Proxy Statement	33

Based solely on a review of the copies of such forms filed with the SEC, and on written representations from our directors and executive officers, we believe that during 2024 all of our executive officers, directors, and beneficial owners of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a) of the Exchange Act, with the exception of (i) one Form 4 filed by Bill Lyons on June 6, 2024 with respect to one transaction, (ii) one Form 4 filed by each of Daniel Dunn and Conan Wiersema on March 4, 2025 with respect to one transaction and (iii) two Form 4s filed by Joe Mansueto on September 6, 2024 and December 12, 2024 with respect to two transactions, in each case undertaken during the fiscal year that were untimely due to administrative error.

Compensation Discussion and Analysis	34

Compensation Discussion and Analysis

Our executive compensation program is designed to align leadership incentives with long-term shareholder value creation, Company performance, and our strategic initiatives. This section provides a detailed overview of how we structure pay, the rationale behind our compensation decisions, and how we compensated each of our NEOs for 2024.

Executive Summary

The table to the right identifies our NEOs for 2024.

Name	Title

Kunal Kapoor	Chief Executive Officer

Jason Dubinsky(1)	Former Chief Financial Officer

Danny Dunn	Chief Revenue Officer

Joe Mansueto(2)	Executive Chairman

Morningstar designs its compensation programs to align pay with Company performance and the experience of our shareholders. In line with our pay for performance philosophy, performance-based and variable compensation is a significant portion of our total compensation mix — 93% for the CEO and 82% for our other NEOs, on average, in 2024. Our compensation program aligns our NEOs’ pay with metrics tied to growth, profitability, and returns, which is intended to provide a comprehensive and balanced measurement of our short-term and long-term performance. The financial metrics tied to our annual incentives are based on Adjusted Revenue and Adjusted Operating Income (AOI) and our performance-based equity awards are based on TSR and AOI. For purposes of this Compensation Discussion and Analysis and the section of this proxy statement titled “Pay Versus Performance”, Adjusted Revenue and Adjusted Operating Income (AOI), which are non-GAAP financial measures, exclude the impact of certain items, including all or a portion of the following: expected cash incentive compensation costs other than commissions, foreign currency fluctuations, capitalized software development costs, unbudgeted acquisitions and divestitures and associated costs, and certain one-time costs. For a reconciliation to the most directly comparable GAAP financial measures (and, with respect to AOI, similar measures reported in the Company’s public filings), please see the appendix to this proxy statement.

(1) Jason Dubinsky served as Morningstar’s Chief Financial Officer until December 31, 2024, at which time he transitioned to a consultant role, which ended in March 2025. Michael Holt, previously Morningstar’s Chief Strategy Officer, assumed the role of Chief Financial Officer, effective January 1, 2025.

(2) Joe Mansueto does not participate in our executive compensation incentive plans and his salary has been $100,000 since 2000.

2025 Proxy Statement	35

Pay for Performance Alignment

We set robust goals under our incentive plans that are intended to align our executives’ pay with our performance. Strong performance in 2024 led to Adjusted Revenue of $2,278.6 million compared to a target of $2,292.5 million and AOI of $677.5 million compared to a target of $609.6 million, resulting in the funding of our 2024 annual incentive at 113.2% of target. TSR including dividends and stock price appreciation was up 18% for the one-year period ended December 31, 2024. We believe we have positioned ourselves strongly for the future through prudent expense management, strategic divestitures and margin expansion.

Our 2021 MSUs, which vested in 2024, earned payouts of 106.0% and 82.5% of target for the May and November grants, respectively. The May 2021 MSUs and November 2021 MSUs were earned based on our three-year cumulative TSR of 19.6% and 13.2%, respectively, compared to a target of 20.0%. The 2021 MSUs were positively impacted by three-year Adjusted Revenue achievement of $1.970 million, reflecting a compounded annual growth (CAGR) of 12.0% compared to a target of 11.2% for the time period of 2021 - 2023.

Compensation Discussion and Analysis	36

2024 Say on Pay Vote

Votes Cast in Support of 2023 Say on Pay

The Company held its last advisory vote to approve executive compensation, or “say on pay” vote at its 2024 Annual Shareholders’ Meeting, and the proposal was approved with approximately 99.1% of votes cast in support. Given the significant shareholder support, the Compensation Committee did not make changes to the Company’s executive compensation program in response to the 2024 say on pay vote, but did make enhancements to the program intended to further align pay and performance as detailed in the next section.

The Company conducts an annual say on pay vote and will have its next vote at the 2025 Annual Shareholders’ Meeting. For additional information on this year’s say on pay vote, see Proposal 2: Advisory Vote to Approve Executive Compensation.

In 2023, the Company’s shareholders approved an advisory vote for the Company to conduct its say on pay vote on an annual basis. The Board will reassess that frequency after the next advisory vote on the frequency of future say on pay votes at the May 2029 annual shareholders’ meeting.

2024 Compensation Program Enhancements

We made the following enhancements to our compensation program for 2024, which are intended to further our pay for performance philosophy:

}

Annual Incentives: Changed the profit metric used in the calculation of our annual incentive from Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) to AOI. The Adjusted Revenue metric remained for 2024.

}

Changed the weighting of financial performance in the calculation of our Chief Revenue Officer’s annual incentive from 67% Adjusted Revenue and 33% Adjusted EBITDA to 50% Adjusted Revenue and 50% AOI to align with the weighting applicable to the other NEOs.

}

Equity Compensation: Replaced the Adjusted Revenue “kicker” or modifier feature on the MSUs tied to Adjusted Revenue outperformance with a separate, stand-alone equity vehicle based on three-year outperformance on AOI (called stretch performance stock units or stretch PSUs).

}	AOI under the stretch PSUs is measured against rigorous three-year financial goals.
}	The stretch PSUs are only earned if AOI exceeds long-term performance targets that are intended to be very challenging to achieve and accelerate value creation for our shareholders.

Our Compensation Philosophy Guides Our Compensation Program Design

Our Compensation Committee’s compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful variable compensation aligned with Company performance through the Morningstar Corporate Incentive Plan (the Corporate Incentive Plan) and our Amended and Restated 2011 Stock Incentive Plan (the 2021 Plan).

Our Goal is to Develop Compensation Policies and Practices That:

Attract and retain talented executives	Motivate and reward our executives for their individual and collective contributions to the Company	Align our executives’ interests with the long-term interests of our shareholders

2025 Proxy Statement	37

The Compensation Committee:

}

Believes that variable pay in the form of cash and equity incentives should make up a significant majority of total target compensation, and incentive compensation should increase as a percentage of total compensation as members of our management team take on more responsibility at Morningstar. Our compensation program is designed to reward each member of our management team based on their overall contribution to the Company and for the achievement of goals deemed most relevant to their specific role or particular product area managed.

}

Ties executive compensation to short- and long-term value creation, as measured by increases in annual Adjusted Revenue and AOI in the Corporate Incentive Plan, and three-year TSR and AOI in the equity incentive program pursuant to our 2021 Plan. Our equity incentive program, combined with our stock ownership requirements for our executive officers and directors, is designed to align interests with shareholders over the long-term. Following review of peer group and other market data and evaluating the performance of our executives, the Compensation Committee bases its decisions about an executive’s compensation on its assessment of that executive’s performance and contribution toward enhancing the intrinsic value of our Company and its product areas.

}

Benchmarks total compensation of our executives against the market using companies of similar size and operating in a similar business. The Compensation Committee does not target specific compensation levels based on this review but considers this helpful information to obtain a general understanding of current compensation practices and trends.

2024 Peer Group and Market Data

In May 2023, for purposes of evaluating 2024 compensation, the Compensation Committee approved the peer group below, which did not change from the prior year. When establishing the peer group, the Compensation Committee considered the following factors: each company’s size relative to Morningstar; relevant lines of business in relation to Morningstar; talent competitors; and being identified as a peer of other existing Morningstar peers.

} AssetMark Financial Holdings, Inc.	} Focus Financial Partners

} Broadridge Financial Solutions, Inc.	} MarketAxess Holdings, Inc.

} CBOE Holdings, Inc.	} Moody’s Corporation

} Envestnet, Inc.	} MSCI Inc.

} FactSet Research Systems, Inc.	} SEI Investments Company

} Fair Isaac Corporation } Federated Hermes, Inc.	} SS&C Technologies Holdings, Inc } Verisk Analytics, Inc.

For 2025, Focus Financial Partners was removed from the peer group (taken private in 2023) and Tradeweb Markets, Inc. and LPL Financial Holdings, Inc., were added.

The Compensation Committee also reviewed published compensation survey data provided by Aon. The survey provides information about compensation levels and practices at financial services and technology companies. When reviewing data from published surveys, the Compensation Committee focuses on information specific to companies of Morningstar’s size. For purposes of this Compensation Discussion and Analysis, we refer to the compensation data for the peer group and surveys as “market data.”

Executive Chairman Compensation

Joe Mansueto has served as Chairman since our Company’s inception and served as CEO from 1984 to 1996 and from 2000 to 2017. In consideration of his status as our principal shareholder, Joe believes that his compensation should be directly aligned with other shareholders and be realized primarily through appreciation in the long-term value of our common stock. At his request and as supported by the Compensation Committee, consistent with prior years he did not participate in our equity or cash-based incentive programs in 2024 and his salary has been $100,000 since 2000.

Compensation Discussion and Analysis	38

Elements of Our Executive Compensation Program

Our executive compensation program consists of annual base salary, annual incentives, and equity compensation (RSUs, MSUs and stretch PSUs). The Compensation Committee believes that its current compensation program aligns our executives’ interests with our shareholders by striking an appropriate balance between short-term and long-term incentives and operational performance and long-term value creation. In addition, in evaluating compensation adjustments, the Compensation Committee considers each NEO relative to the market data.

Base Salary

The Compensation Committee reviews and determines the base salary for Kunal Kapoor based on his individual performance and overall contribution to the Company. For our other NEOs, the Compensation Committee reviews and determines base salaries based in part on Kunal’s feedback about each individual’s performance and overall contribution to the Company.

For 2024, salaries remained the same for Kunal and Jason Dubinsky and increased by 15% for Danny Dunn. Danny’s base salary increase was provided to address the competitiveness of his total compensation versus market data. Additional information regarding salaries paid to our NEOs is set forth in the 2024 Summary Compensation Table.

	2023 Base Salary	2024 Base Salary	Increase

Kunal Kapoor	$525,000	$525,000	0.0%

Jason Dubinsky	$475,000	$475,000	0.0%

Danny Dunn	$400,000	$460,000	15.0%

Annual Incentives:

Our annual incentives are governed by the Corporate Incentive Plan and reward participants for meeting and exceeding annual performance goals approved by the Compensation Committee. As noted above, Joe Mansueto does not participate in the Corporate Incentive Plan. The annual incentives are based on a financial performance factor, which is based on two equally-weighted financial performance goals (Adjusted Revenue and AOI), and an individual performance factor. All or a portion of the annual incentive payout related to individual performance may be delivered in RSUs. The RSUs delivered as part of the bonus generally cliff vest based on continued service for 18 months, or 12 months for the CEO who receives all of the individual performance factor in the form of RSUs, bolstering long-term alignment with our shareholders. The chart below shows the formula for annual incentive payouts.

2024 Annual Incentive Targets and Payout Determinations: In December 2023, the Compensation Committee approved the 2024 annual incentive targets for Kunal Kapoor, Jason Dubinsky and Danny Dunn, as shown below. The 2024 annual incentive targets for Jason Dubinsky and Danny Dunn were increased compared to 2023 to address the competitiveness of their total compensation versus market data.

	2023 Annual Incentive Target	2024 Annual Incentive Target	Increase

Kunal Kapoor	$1,675,000	$1,675,000	0.0%

Jason Dubinsky	$650,000	$682,500	5.0%

Danny Dunn	$400,000	$460,000	15.0%

Management uses Adjusted Revenue and AOI to better evaluate business performance. When the financial and strategic performance measures were established, and consistent with prior years, the Compensation Committee determined that the adjustments, and other significant charges not included in the Company’s internal 2024 budget should be excluded from both the establishment of goals as well as the determination of payout calculations to more closely align with the underlying operating performance of the business.

2025 Proxy Statement	39

The Compensation Committee established a funding formula that specifies bonus funding for various performance levels, with the final funding factor weighted 50% for Adjusted Revenue and 50% for AOI. The graphics below illustrate how this formula works for Company performance:

2024 Adjusted Revenue Funding Formula:

2024 Adjusted Operating Income Funding Formula:

Compensation Discussion and Analysis	40

2024 Financial Performance Factor Funding: In 2024, our overall Company performance resulted in the following calculation of the financial performance factor:

Measure(1)	Target Goal	Achievement	Goal Attainment (% of Target)	Unweighted Funding Factor	Weighting	Financial Performance Factor Funding

Adjusted Revenue (Millions)	$2,292.5	$2,278.6	99.4%	98.5%	50%	113.2%
Adjusted Operating Income (Millions)	$ 609.6	$ 677.5	111.1%	127.8%	50%

(1) See reconciliation tables in the appendix to this proxy statement.

Each executive’s annual incentive target is multiplied by the financial performance factor funding above and the individual performance factor funding, as described in more detail below, to arrive at the final bonus amount.

2024 Individual Performance Factor Funding: The Compensation Committee reviewed Kunal Kapoor’s performance, Kunal’s evaluation of Danny Dunn’s contributions to key Company initiatives, and each individual’s broader impact on the growth of the business. The discussion below describes each NEO’s key goals, how the Compensation Committee evaluated performance against those goals, and the factors affecting the individual performance factors each of our NEOs received in 2024. Jason Dubinsky’s annual incentive was determined based entirely on the corporate funding factor pursuant to the terms of his separation agreement. Please see the “Employment Agreements and Change in Control and Termination Arrangements” section for further information.

}

Kunal Kapoor: Kunal’s key objectives were to exceed financial goals and drive value creation, deliver differentiated insights across asset classes and markets, leverage advances in AI to drive innovation, drive operational excellence and scalability, and build an amazing culture to drive exceptional talent development and engagement. Under Kunal’s leadership, Morningstar continued to deliver growth while simultaneously expanding margins and profitability. The Company has developed and acquired assets to be uniquely positioned to serve investors as public and private markets converge. AI is enhancing value delivered to customers and streamlining internal processes as it becomes more embedded in our business. Actions to sell non-core businesses and focus on where Morningstar will win in the market lays the groundwork for long-term scalability. Finally, in 2024, while celebrating Morningstar’s 40th anniversary, company values were refreshed and engagement trends improved in the second half of 2024.

}

Danny Dunn: Danny’s steadfast leadership drove significant results as we continued to grow as an organization. The sales team delivered increased ACV growth and began enhancing our cross-company client coverage. Growth was strong across all business units, particularly in retirement and indexes, and especially in credit where growth and profitability rebounded from recent years. Finally, our marketing organization increased its lead generation and customer acquisition activities and built out additional capabilities to unify our brand over time. Danny was personally involved in closing our largest deals and scaling our sales and marketing infrastructure to align with a growing business.

2024 Annual Incentive Payouts: The table below shows the annual incentives earned for each participating NEO based on the financial performance factors and individual performance factors described above.

	2024 Annual Incentive Target	2024 Financial Performance Factor	2024 Individual Performance Factor	2024 Annual Incentive Payout	Portion Delivered in Cash	Portion Delivered in RSUs

Kunal Kapoor	$1,675,000	113.2%	120%	$2,275,320	$1,896,100	$379,220

Jason Dubinsky(1)	682,500	113.2%	100%	772,590	772,590	—

Danny Dunn	460,000	113.2%	100%	520,720	520,720	—

(1) As noted above, Jason Dubinsky’s annual incentive was determined based entirely on the corporate funding factor pursuant to the terms of his separation agreement. Please see the “Employment Agreements and Change in Control and Termination Arrangements” section for further information.

2025 Proxy Statement	41

Equity Compensation

Equity awards that vest over time are an important part of how we reward our NEOs. We pay a meaningful portion of NEO compensation in the form of equity awards to help align the economic interests of our NEOs with those of our shareholders. We believe it is important for our leaders to have a long-term stake in the success of the business. Our NEOs are granted equity awards under the 2021 Plan. As noted above, Joe Mansueto does not participate in the 2021 Plan.

In 2024, we granted RSUs, MSUs, and stretch PSUs to our NEOs other than Joe Mansueto. The RSUs are weighted 25% of our annual equity award mix and the MSUs are weighted 75%, which was unchanged from 2023. RSUs are granted to our participating NEOs in May, while the MSUs are granted twice during the year (one-half in May and one-half in November) to minimize the potential effect of short-term stock price volatility on the awards. Beginning in 2024, we introduced a new equity vehicle, the stretch PSUs, granted in May to our participating NEOs. The stretch PSUs are granted with performance goals that are designed to be extremely challenging in order to receive any vesting. Given the attainment of the goals was not deemed probable as of the date of grant, there is no grant date fair value associated with these awards for accounting purposes that is recognized or disclosed for financial reporting purposes or in the 2024 Summary Compensation Table. Further, when considering the target equity mix granted to each of the NEOs, we do not factor in any value associated with the stretch PSUs given that the achievement of the performance goals are not deemed probable at the time of grant. Aligned with the RSUs, the stretch PSUs are granted once per year in May. In December 2023, the Compensation Committee approved the 2024 equity targets for our participating NEOs, as shown below. In the case of Kunal Kapoor, the Compensation Committee elected to deliver his entire increase in annual compensation in the form of equity awards to further align his compensation with the interests of our shareholders.

	2023 Annual Equity Target	2024 Annual Equity Target	Increase

Kunal Kapoor	$5,200,000	$5,440,000	4.6%

Jason Dubinsky	$1,600,000	$1,650,000	3.1%

Danny Dunn	$1,200,000	$1,380,000	15.0%

Restricted Stock Units: In 2024, the Compensation Committee granted RSUs to our participating NEOs that vest in four equal annual installments commencing on the first anniversary of the grant date and subject to their continued employment through the applicable vesting date. The table below shows the approximate value approved for RSUs granted to each NEO in 2023 and 2024.

	Approximate Value of 2023 RSUs	Approximate Value of 2024 RSUs

Kunal Kapoor	$1,300,000	$1,360,000

Jason Dubinsky	400,000	412,500

Danny Dunn	300,000	345,000

Market Stock Units: In 2024, the Compensation Committee granted MSUs to our NEOs that vest three years from the grant date depending on our TSR performance over that three-year performance period. Beginning with the 2024 grants, the Adjusted Revenue “kicker” or modifier for outperformance that applied to MSU grants in previous years was removed and replaced with a separate equity award, the stretch PSUs, which are described in more detail below. Consistent with our past practices, the Compensation Committee granted one-half of the 2024 targeted MSU value on May 15, 2024, and the other half on November 15, 2024 in order to reduce the potential effect of short-term stock price volatility on the awards. The table below shows the targeted value of MSUs granted to NEOs in 2023 and 2024.

	Approximate Target Value of 2023 MSUs	Approximate Target Value of 2024 MSUs

Kunal Kapoor	$3,900,000	$4,080,000

Jason Dubinsky	1,200,000	1,237,500

Danny Dunn	900,000	1,035,000

Compensation Discussion and Analysis	42

The vesting for TSR performance and related payouts are described below. Payouts are interpolated between threshold and target and target and maximum.

Performance Level	Shares Earned as a Percentage of Target Market Stock Units

Threshold TSR	0% vesting if TSR is negative 13.33%

Target TSR	100% vesting if TSR is 20%

Maximum TSR	200% vesting if TSR is 70%

Stretch PSUs: In 2024, the Compensation Committee introduced a new equity vehicle as part of the ongoing equity program — the stretch PSUs. The Compensation Committee designed the stretch PSUs to only reward AOI outperformance. The stretch PSUs are granted with performance goals that are designed to be extremely challenging and drive outcomes to accelerate value creation for our shareholders in order to receive any vesting. For accounting purposes, because the attainment of the goals was not deemed probable as of the date of grant, there is no accounting or economic value that is recognized or disclosed for financial reporting purposes or in the 2024 Summary Compensation Table. The stretch PSUs have a three-year performance period from January 1, 2024 through December 31, 2026 and cliff vest at the end of the three-year performance period if earned. The stretch PSUs are intended to further support our long-term strategy and reflect that AOI outperformance goals, if achieved, will result in significant value creation for our shareholders.

Performance Level	Payout Level(1)

100% of Target AOI Goal	0% vesting if achieved

112.5% of Target AOI Goal	100% vesting if achieved(2)

125% of Target AOI Goal	200% of base amount vesting if achieved

(1) Payouts are interpolated between points.

(2) Number of shares vesting at this performance level is considered the base amount.

Payouts Under Prior Grants: On May 15, 2021 and November 15, 2021, the Compensation Committee granted MSUs to each of our NEOs (other than Joe Mansueto). Under the terms of the May 2021 and November 2021 MSU awards granted, we measured Morningstar’s TSR over a three-year performance period beginning on each of May 15, 2021 and November 15, 2021, respectively, compared with the payout scale for each grant. The 2021 MSUs were also subject to a revenue kicker, pursuant to which the payouts in respect of such awards could be increased depending on our Adjusted Revenue over the three-year performance period. For the 2021 MSUs, the three-year Adjusted Revenue growth target was exceeded, resulting in an increase to the underlying MSU payouts, as described below. The tables below disclose the payout scale, actual TSR and Adjusted Revenue results and the resulting MSUs earned as a percentage of target by each of our NEOs.

May 2021 Market Stock Units:

Performance Level	Shares Earned as a Percentage of Target Market Stock Units

Threshold TSR	0% vesting if TSR is negative 13.33%

Target TSR	100% vesting if TSR is 20%

Maximum TSR	150% vesting if TSR is 45%

Revenue Kicker	100% - 200% modifier based on results compared to 3-year Adjusted Revenue CAGR targets for time period of 2021 - 2023

Actual MSUs vested based on TSR and Adjusted Revenue Performance

106.0% of target MSUs vested.

98.8% of target MSUs vested based on actual TSR of 19.6%.

Modified by Revenue Kicker of 107.3% based on Adjusted Revenue achievement of $1.970 million, reflecting a CAGR of 12.0% compared to a target of 11.2% for the time period of 2021 - 2023.

2025 Proxy Statement	43

November 2021 Market Stock Units:

Performance Level	Shares Earned as a Percentage of Target Market Stock Units

Threshold TSR	0% vesting if TSR is a negative 13.33%

Target TSR	100% vesting if TSR is 20%

Maximum TSR	200% vesting if TSR is 70%

Revenue Kicker	100% - 150% modifier based on results compared to 3-year Adjusted Revenue compounded annual growth (CAGR) for time period of 2021 - 2023

Actual MSUs vested based on TSR and Adjusted Revenue Performance

82.5% of target MSUs vested.

79.6% of target MSUs vested based on actual TSR of 13.2%.

Modified by Revenue Kicker of 103.7% based on Adjusted Revenue achievement of $1.970 million, reflecting a CAGR of 12.0% compared to a target of 11.2% for the time period of 2021 - 2023.

Employment Agreements and Change in Control and Termination Arrangements

We do not have employment agreements or change in control agreements with any of our executive officers. However, we recognize that it may be appropriate to enter into employment or separation arrangements we deem appropriate and aligned with the interests of the Company.

Jason Dubinsky’s last day of employment as Morningstar’s Chief Financial Officer was December 31, 2024. After that date he entered into a consulting arrangement with the Company which ended in March 2025, and pursuant to which he received a stipend totaling $682,500 in the aggregate. The Compensation Committee determined it was appropriate to approve separation payments to Jason Dubinsky to support a smooth leadership transition. Accordingly, on December 3, 2024, he entered into an agreement with the Company (the “Separation Agreement”) pursuant to which, in consideration for a customary waiver and release of claims against the Company and its affiliates and compliance with certain post-employment restrictive covenants, he became entitled to receive his 2024 annual incentive award, determined based on the actual financial performance factor funding rate for 2024 and without an adjustment for the individual funding factor ($682,500), a one-time payment equal to his annual base salary for 2024 ($475,000), and payment of the employer portion of the premiums required to continue his healthcare coverage for up to twelve months following his separation ($24,428). In addition, his equity awards vested or will continue to vest as if he remained employed on each applicable vesting date ($5,553,846, estimated value based on the Company’s closing share price as of December 31, 2024 assuming all performance conditions have been achieved at target). Additional information on Jason’s outstanding equity awards is set forth in the 2024 Outstanding Equity Awards at Fiscal Year-End table. The Compensation Committee considered several factors in determining the Separation Agreement terms, including (i) prior terms agreed between the Company and its executive officers upon departure, (ii) competitive market practices and (iii) the benefit to the Company and its shareholders to secure a release of claims and commitment with respect to restrictive covenants relating to non-solicitation of customers and employees and confidentiality, among others.

In order to allow for consistent treatment of compensation payable to executives upon departure from the Company, the Compensation Committee anticipates taking steps to develop a standardized separation policy applicable to executive officers and certain other members of the executive leadership team.

Certain of our equity award agreements include accelerated vesting provisions in the event of death, disability or a qualifying termination of employment without cause. In addition, if there is a change in control of Morningstar, the Board retains discretion to vest or make exercisable, as the case may be, unvested or not yet exercisable awards granted under the 2021 Plan. The following events constitute a change in control within the meaning of the 2021 Plan: the acquisition by a person or entity of more than 50% of Morningstar’s common stock, other than by Joe Mansueto, his wife, children, or any trustee or custodian on their behalf; a merger, consolidation, or statutory share exchange involving Morningstar, unless shareholders receive more than 60% of the stock of the surviving company or the parent company; a liquidation or dissolution of Morningstar; or a sale of substantially all of Morningstar’s assets. Please see the “Potential Payments Upon Termination or Change in Control” section for further information regarding the value of each NEO’s outstanding equity awards in the event of qualifying termination events.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for our executive officers. These guidelines are designed to encourage our executive officers to increase their equity stakes in Morningstar and more closely link their economic interests with those of our shareholders.

Compensation Discussion and Analysis	44

We require each of our NEOs to hold either:

}	Shares with a value of $5,000,000; or
}

A number of Morningstar shares and share equivalents that is greater than or equal to 33% for NEOs of the total number of pre-tax vested shares. Unvested awards do not count towards ownership guidelines.

We describe our stock ownership requirements for executive officers in more detail on the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section.

As of March 1, 2025, our continuing NEOs were in compliance with these requirements.

Policy Restricting Hedging and Pledging

We consider it improper and inappropriate for our employees and Board members to engage in short-term or speculative transactions in Morningstar securities or in other transactions in Morningstar securities that may lead to inadvertent violations of insider trading laws. Our Insider Trading Policy subjects directors and employees to the following restrictions in their transactions in Morningstar securities:

}

Short Sales: Directors and employees may not engage in short sales of Morningstar securities (sales of securities that are not then owned), including a “sale against the box” (a sale with delayed delivery).

}

Publicly Traded Options: Directors and employees may not engage in transactions in publicly traded options on Morningstar securities (such as puts, calls, and other derivative securities) on an exchange or in any other organized market, including over-the-counter or custom options.

}

Derivatives and Hedging Transactions: Directors and employees may not enter into derivative or hedging transactions intended to reduce their risk of owning Morningstar securities, while still maintaining ownership of such securities.

}

Standing Orders: Standing orders should only be placed for a brief duration of time, which should not exceed 72 hours. A standing order that is place during an open trading window must not remain open such that a trade would execute during a trading blackout imposed by Morningstar.

}

Margin Accounts and Pledges: Employees and Board members may not pledge more than 15% of the total number of Morningstar securities which they beneficially own as collateral for a loan, or hold more than that number of Morningstar securities in a margin account.

As of March 1, 2025, Joe Mansueto has pledged 1,000,000 shares as security under the terms of a bank credit agreement, a decrease of two thirds from the initial pledge of 3,000,000 shares in 2021. Joe’s intention is to continue to reduce the pledge amount over time. The pledged shares represent approximately 6.5% of Joe’s total number of shares beneficially owned and 2.3% of Morningstar’s total shares outstanding. It would take approximately 7.5 days to unwind the pledge based on the three-month average daily trading volume of 132,620 shares. The shares are pledged pursuant to a long-standing bank credit agreement to provide Joe with liquidity and the opportunity to diversify his assets and to avoid reducing his beneficial ownership and weaking his alignment with the Company’s shareholders. Excluding the pledged shares from the calculation of shares subject to Morningstar’s stock ownership policy, Joe remains in compliance with such policy.

In evaluating the risk posed by the pledge, the Audit Committee considered the number of shares being pledged, Joe’s overall financial condition, with specific focus on his liquidity and cash flows, the overall leverage of his financial position, the maturity structure of his obligations, the other assets available to secure his obligations, his decades of experience in the financial services industry and with personal investing, and the existence of borrower-friendly provisions in the bank credit agreement including:

}	A 30-day grace period to cure any defaults prior to the pledge being called;
}	Asset substitution and restructuring in the event of any default; and
}	Indebtedness may be repaid without recourse to the pledged securities.

2025 Proxy Statement	45

The Audit Committee also considered scenario analyses and the significant share price decline that would need to occur before any corrective measures would be triggered under Joe’s borrowing arrangement. The Audit Committee also considered the positive impact of Joe’s maintaining a significant ownership stake in the Company and implications of an alternate scenario in which Joe sells a significant portion of his shares in order to gain liquidity and diversify his personal wealth. After examining these factors, the Audit Committee was satisfied that Joe possessed sufficient assets aside from his pledged Company shares to satisfy, if necessary, his indebtedness secured by those shares. As a result, the Audit Committee concluded that the pledge of Company shares by Joe does not pose a substantial risk to the Company or its other shareholders.

The Audit Committee continues to meet with Joe on an annual basis to review his pledge and any other material pledge arrangements that the Company’s legal department receives notice of pursuant to the Company’s Insider Trading Policy. Currently, no other pledging arrangements have been reported by the employees, executives, or directors to whom this policy applies.

The Compensation Committee and senior management monitor the Company’s equity grant practices to evaluate whether such practices comply with governing regulations and are consistent with good corporate governance practices. When making regular annual equity grants, the Compensation Committee’s practice is to approve them at its meetings in May and November of each year. Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions. We attempt to make equity awards during periods when we do not have material non-public information (“MNPI”) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of five independent directors: Steve Kaplan (Chair), Cheryl Francis, Steve Joynt, Bill Lyons, and Doniel Sutton. No member of the Compensation Committee is, or was during 2024, a current or former officer or employee of the Company or any of its subsidiaries. Additionally, during 2024, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

Independent Compensation Consultants

Our Compensation Committee engages Pay Governance as its independent consultant. In 2024, Pay Governance advised on various executive compensation matters, including NEO compensation and incentive plan design.

The Compensation Committee reviewed the independence of Pay Governance under Nasdaq and SEC rules and concluded that the work of the compensation consultant did not raise any conflict of interest.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board to include the Compensation Discussion and Analysis in this proxy statement and Morningstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation Committee

Steve Kaplan, Chair

Cheryl Francis

Steve Joynt

Bill Lyons

Doniel Sutton

Executive Compensation Tables	46

Executive Compensation Tables

2024 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total

Kunal Kapoor Chief Executive Officer	2024	$525,000	$5,818,054	$2,275,320	(4)	$ 17,251	$8,635,625
	2023	525,000	5,199,571	1,535,975		16,875	7,277,421
	2022	500,000	4,499,252	1,294,500		15,225	6,308,977

Jason Dubinsky Former Chief Financial Officer	2024	$475,000	$6,602,290	$ 772,590		$521,991	$8,371,871
	2023	475,000	1,599,537	596,050		16,875	2,687,462
	2022	450,000	1,199,696	560,950		15,375	2,226,021

Danny Dunn Chief Revenue Officer	2024	$460,000	$1,475,267	$ 520,720		$ 17,250	$2,473,237
	2023	400,000	1,199,600	361,600		16,875	1,978,075
	2022	350,000	899,698	448,760	(4)	15,375	1,713,833

Joe Mansueto Executive Chairman	2024	$100,000	$ 0	$ 0		$ 5,250	$ 105,250
	2023	100,000	0	0		5,250	105,250
	2022	100,000	0	0		5,250	105,250

(1) As required by relevant SEC rules, the amounts for 2024 for each NEO other than Joe Mansueto represent the aggregate grant date fair value for RSU, MSUs, and stretch PSUs granted in 2024 as determined pursuant to FASB ASC Topic 718. The amounts included for the MSUs and stretch PSUs are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. Under FASB ASC Topic 718, because the attainment of the stretch PSU performance goals was not considered probable as of the date of grant, there is no accounting or economic value that is recognized or disclosed for financial reporting purposes or in the 2024 Summary Compensation Table. Under FASB ASC Topic 718, the vesting condition related to TSR for our MSUs is considered a market condition and not a performance condition. For the stretch PSU performance goals, assuming the maximum achievement of the underlying performance conditions as of the date of grant, the maximum grant date fair value for such awards would be as follows: Kunal Kapoor, $8,159,787; Jason Dubinsky, $2,474,987; and Danny Dunn, $2,069,524. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying performance condition. For further information on these awards, see the 2024 Grants of Plan-Based Awards table.

Jason Dubinsky’s employment with the Company ceased, effective December 31, 2024. As previously disclosed, in connection with Jason’s departure, his equity awards were modified in 2024 to allow for continued vesting following his departure and, accordingly, the value reported in this column for 2024 includes $4,838,202 for the incremental fair value associated with such modification, calculated in accordance with FASB ASC Topic 718.

See Note 14 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating these amounts.

(2) The amounts represent annual bonus payments made under the Corporate Incentive Plan. For further information on these payments, see Compensation Discussion and Analysis — Annual Incentives.

(3) For 2024, the amounts represent matching contributions to our 401(k) plan and, for Jason Dubinsky, a severance payment of $475,000 and $24,428 for the employer portion of medical and dental insurance premiums to be provided for up to 12 months following his separation.

(4) Kunal will receive $379,220 of the $2,275,320 in the form of RSUs to be granted on May 15, 2025, which will vest in full on the first anniversary of grant. For 2022, Danny received $51,780 of the $448,760 in the form of restricted stock units granted on March 1, 2023, which vested in 18 months from the grant date.

2025 Proxy Statement	47

2024 Grants of Plan-Based Awards

The following table shows information concerning the grant of plan-based awards in 2024 to each of our NEOs.

Name	Grant Date	Approval Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units(3)	Grant Date Fair Value of Stock Award(4)
				Target(1)	Threshold	Target	Maximum

Kunal Kapoor	—	—	Bonus	$ 1,675,000	—	—	—	—	—

	05/15/24	05/08/24	PSU	—	—	—	27,450	—	—

	05/15/24	05/08/24	MSU	—	—	6,862	13,724	—	$2,244,972

	11/15/24	11/15/24	MSU	—	—	5,947	11,894	—	$2,213,117

	05/15/24	05/08/24	RSU	—	—	—	—	4,575	$1,359,965

Jason Dubinsky	—	—	Bonus	$ 682,500	—	—	—	—	—

	05/15/24	05/08/24	PSU	—	—	—	8,326	—	—

	05/15/24	05/08/24	MSU	—	—	2,081	4,162	—	$ 680,820

	11/15/24	11/15/24	MSU	—	—	1,803	3,606	—	$ 670,968

	05/15/24	05/08/24	RSU	—	—	—	—	1,387	$ 412,300

	—	12/03/24	PSU	—	—	—	8,326	—	—	(5)

	—	12/03/24	MSU	—	—	6,808	—	—	$3,396,649	(5)

	—	12/03/24	RSU	—	—	—	—	4,105	$1,441,553	(5)

Danny Dunn	—	—	Bonus	$ 460,000	—	—	—	—	—

	05/15/24	05/08/24	PSU	—	—	—	6,962	—	—

	05/15/24	05/08/24	MSU	—	—	1,740	3,480	—	$ 569,258

	11/15/24	11/15/24	MSU	—	—	1,508	3,016	—	$ 561,187

	05/15/24	05/08/24	RSU	—	—	—	—	1,160	$ 344,822

Joe Mansueto	—	—	—	$ —	—	—	—	—	—

(1) Amounts shown represent the Corporate Incentive Plan bonus target for each participating NEO established by the Compensation Committee. The Corporate Incentive Plan does not include specified threshold or maximum payout levels.

(2) Amounts shown represent (a) the target and maximum MSUs granted under the 2021 Plan and (b) the maximum stretch PSUs granted under the 2021 Plan. The MSUs vest on the third anniversary of the grant date depending on our TSR over the three-year period. The number of shares of our common stock to be received at vesting will range from 0% to 200% of the target amount based on the Company’s TSR for the three-year performance period. At threshold performance, none of the shares vest. At target performance, the target number of shares vest. At maximum performance, 200% of the target number of shares vest. The stretch PSUs vest three years after grant depending on our adjusted operating income performance over the three-year performance period. At threshold and target performance, none of the shares vest. See Compensation Discussion and Analysis — Equity Compensation for more details.

(3) Amounts shown consist of RSUs granted under the 2021 Plan. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.

(4) Amounts shown represent the aggregate grant date fair value for each RSU grant, MSU and stretch PSU grant made in 2024 as determined pursuant to FASB ASC Topic 718. The amounts included for the MSUs and stretch PSUs are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. Under FASB ASC Topic 718, because the attainment of the stretch PSU performance goals was not considered probable as of the date of grant, there is no accounting or economic value that is recognized or disclosed for financial reporting purposes.

(5) Jason Dubinsky’s employment with the Company ceased effective December 31, 2024. As previously disclosed, in connection with Jason’s departure, his equity awards were modified in 2024 to allow for continued vesting following his departure. Under applicable accounting rules, the modification occurred in 2024 at the time of the Compensation Committee action (in December 2024) and, accordingly, the value reported reflects the incremental fair value associated with such modification of Jason Dubinsky’s outstanding equity awards and does not represent a new grant.

Executive Compensation Tables	48

2024 Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information concerning outstanding equity awards for our NEOs as of December 31, 2024. In accordance with SEC reporting requirements, if performance through 2024 has exceeded the threshold level, then the year-end number of MSUs that have not yet vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2024 fiscal year. The impact of any revenue kicker that may apply are not reflected in the table. For the stretch PSUs, this table assumes a payout at maximum opportunity.

Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Kunal Kapoor	05/15/20	RSU	4,129	(1)	$ 1,390,482

	05/15/21	RSU	1,021	(2)	$ 343,832

	05/15/22	RSU	1,801	(2)	$ 606,505

	05/15/23	RSU	5,133	(2)	$1,728,589

	05/15/24	RSU	4,575	(2)	$1,540,677

	05/15/22	MSU				16,264	(3)	$5,477,065

	11/15/22	MSU				12,936	(4)	$4,356,327

	05/15/23	MSU				19,798	(5)	$6,667,174

	11/15/23	MSU				11,912	(6)	$4,011,485

	05/15/24	MSU				6,862	(7)	$2,310,847

	05/15/24	PSU				27,450	(8)	$9,244,062

	11/15/24	MSU				5,947	(9)	$2,002,712

Jason Dubinsky	05/15/22	MSU				4,038	(3)	$1,359,837

	11/15/22	MSU				3,212	(4)	$1,081,673

	05/15/23	MSU				6,092	(5)	$2,051,542

	11/15/23	MSU				3,664	(6)	$1,233,889

	05/15/24	MSU				2,081	(7)	$ 700,798

	05/15/24	PSU				8,326	(8)	$2,803,864

	11/15/24	MSU				1,803	(9)	$ 607,178

2025 Proxy Statement	49

Name	Grant Date	Award Type	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Daniel Dunn	05/15/21	RSU	255	(2)	$ 85,874

	05/15/21	RSU	38	(2)	$ 12,797

	05/15/22	RSU	463	(2)	$ 155,920

	05/15/23	RSU	1,185	(2)	$ 399,061

	05/15/24	RSU	1,160	(2)	$ 390,642

	05/15/22	MSU				3,028	(3)	$1,019,709

	11/15/22	MSU				2,408	(4)	$ 810,918

	05/15/23	MSU				4,568	(5)	$1,538,320

	11/15/23	MSU				2,748	(6)	$ 925,416

	05/15/24	MSU				1,704	(7)	$ 585,962

	05/15/24	PSU				3,480	(8)	$1,171,925

	11/15/24	MSU				1,508	(9)	$ 507,834

Joe Mansueto	—	—	—		$ —	—		$ —

(1) These RSUs vest in five equal annual installments on each of the first five anniversaries of the grant date.

(2) These RSUs vest in four equal annual installments on each of the first four anniversaries of the grant date.

(3) These MSUs vest on May 14, 2025, subject to the achievement of TSR and adjusted revenue performance goals over a three-year performance period.

(4) These MSUs vest on November 14, 2025, subject to the achievement of TSR and adjusted revenue performance goals over a three-year performance period.

(5) These MSUs vest on May 14, 2026, subject to the achievement of TSR and adjusted revenue performance goals over a three-year performance period.

(6) These MSUs vest on November 14, 2026, subject to the achievement of TSR and adjusted revenue performance goals over a three-year performance period.

(7) These MSUs vest on May 14, 2027, subject to the achievement of TSR performance goals over a three-year performance period.

(8) These stretch PSUs vest on December 31, 2026 and are subject to the achievement of AOI performance goals over a three-year performance period.

(9) These MSUs vest on November 14, 2027, subject to the achievement of TSR performance goals over a three-year performance period.

Executive Compensation Tables	50

2024 Option Exercises and Stock Vested

The following table shows certain information concerning the exercise of stock options and vesting of RSUs and MSUs during the year ended December 31, 2024 for each of our NEOs. Joe Mansueto did not exercise any stock options or receive any shares upon vesting of RSUs, MSUs or stretch PSUs in 2024.

	Option Awards		Stock Awards(1)

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Kunal Kapoor	—	$ —	17,805	$ 5,419,478

Jason Dubinsky	—	$ —	8,117	$ 2,603,497

Danny Dunn	—	$ —	2,785	$ 847,803

Joe Mansueto	—	$ —	—	$ —

(1) For Jason Dubinsky, includes RSUs that vested on 12/31/24, based on the closing stock price as of such date, with delayed settlement.

Potential Payments Upon Termination or Change in Control

The following table sets forth the market value of the shares subject to unvested RSUs, MSUs, and stretch PSUs that would have vested upon certain terminations of employment or a change in control occurring on December 31, 2024, as described below:

	Termination due to Death or Disability(1)	Termination Without Cause(2)	Change in Control(3)

Kunal Kapoor

Restricted Stock Units	$5,610,085	—	$ 5,610,085

Market Stock Units	$6,858,117	$6,858,117	$14,569,585

Performance Stock Units	—	—	—

Danny Dunn

Restricted Stock Units	$1,044,293	—	$ 1,044,293

Market Stock Units	$1,420,790	$1,420,790	$ 3,240,978

Performance Stock Units	—	—	—

Joe Mansueto

Restricted Stock Units	—	—	—

Market Stock Units	—	—	—

Performance Stock Units	—	—	—

(1) Under the applicable award agreements, in the event of a termination due to death or disability (as defined in the applicable award agreements), unvested stretch PSUs will be forfeited, unvested RSUs will immediately vest and unvested MSUs will vest based on target performance, prorated for the number of months completed in the performance period. The value of MSUs shown in the table above is based on target performance.

(2) Under the applicable award agreements, in the event of a termination by the Company without cause (as defined in the applicable award agreements), unvested RSUs are forfeited and unvested MSUs and unvested stretch PSUs will vest based on actual performance, prorated for the number of months completed in the performance period. The value of MSUs and stretch PSUs shown in the table above is based on an assumed performance level equal to target performance.

(3) Amounts in this column represent the market value of the shares subject to unvested RSUs, MSUs (assuming target performance), and unvested stretch PSUs (assuming target performance) that would have vested had the Board exercised its discretion to accelerate the vesting of such awards upon a change in control occurring on December 31, 2024.

See “Employment Agreements and Change in Control and Termination Arrangements” for a description and quantification of separation payments to Jason Dubinsky.

2025 Proxy Statement	51

CEO Pay Ratio

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Kunal Kapoor, our CEO.

Ratio

For 2024:

}	The annual total compensation of our median employee was $69,270.
}	Kunal’s annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table, was $8,635,625.
}	Based on this information, the ratio of the annual total compensation of Kunal to the annual total compensation of our median employee is 125:1.

Identification of Median Employee

For purposes of identifying the median employee(s), we considered the base salary, allowances, and target incentive compensation of all employees, other than Kunal, in the Company’s global employee population as of December 31, 2024. As of December 31, 2024, we had 11,182 employees, which includes all permanent, full-time employees, part-time employees and interns.

In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2024 Summary Compensation Table with respect to each of the NEOs.

Executive Compensation Tables	Pay Versus Performance	52

Pay Versus Performance

Pay Versus Performance
Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non- PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based On: (5)		Net Income ($M)	Adjusted Revenue ($M) (7)
					Total Shareholder Return	Peer Group Total Shareholder Return (6)

2024	$8,635,625	$14,463,577	$3,650,119	$3,009,973	$230	$197	$369.9	$2,278.6

2023	7,277,421	14,017,163	1,196,438	2,109,757	194	164	141.1	2,032.3

2022	6,308,977	(3,290,220)	1,627,767	94,284	146	122	70.5	1,883.1

2021	5,597,592	16,983,708	1,198,656	2,564,009	229	154	193.3	1,684.5

2020	7,579,731	17,483,919	1,062,357	2,102,054	155	129	223.6	1,348.7
(1) Kunal Kapoor served as the Company’s principal executive officer (PEO) and each of Jason Dubinsky, Bevin Desmond, Danny Dunn,
a
nd Joe Mansueto were the Company’s other NEOs for 2020, 2021, 2022 and 2023. Bevin resigned from her position with the Company effective January 31, 2023. Kunal served as the Company’s PEO and each of Jason Dubinsky, Danny Dunn, and Joe Mansueto were the Company’s other NEOs for 2024.
(2) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Kunal and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the PEO for such years.
(3) Amounts reported in this column represent the compensation actually paid to Kunal as the PEO in the indicated fiscal years, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

	Principal Executive Officer

	2024	2023	2022	2021	2020

Summary Compensation Table — Total Compensation (a)	$8,635,625	$7,277,421	$6,308,977	$5,597,592	$7,579,731

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (b)	6,197,274	5,199,571	4,499,252	3,594,637	6,235,742

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (c)	6,413,419	8,503,605	4,075,140	5,103,683	10,296,721

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (d)	4,882,210	4,435,258	(6,814,902)	8,792,335	5,441,145

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	0	0	0	0	0

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	729,596	(999,550)	(2,360,183)	1,084,735	402,064

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	0	0	0	0	0

= Compensation Actually Paid	14,463,577	14,017,163	(3,290,220)	16,983,708	17,483,919
(a) Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b) Represents the aggregate grant date fair value of the stock awards granted to Kunal during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles (GAAP). Amounts reported in this row include the portion of the annual incentive that are delivered in RSUs of $379,220 for 2024, $595,200 for 2021, and $232,275 for 2020, and which were reflected in the non-equity incentive compensation column of the Summary Compensation Table.
(c) Represents the aggregate fair value as of the indicated fiscal year-end
of Kunal’s outstanding and unvested stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP, including the portion for the annual incentive that was delivered in RSUs for the applicable year.
(d) Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Kunal as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Amounts reported in this row in the 2024 proxy statement have been updated to correct an administrative error in which excluded $572,994 from the previously disclosed amounts for 2023.
(e) Represents the aggregate fair value at vesting of the stock awards that were granted to Kunal and vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.

2025 Proxy Statement	53

(f) Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by Kunal that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP. Amounts reported in this row in the 2024 proxy statement have been updated to correct an administrative error in which excluded $644,223 from the previously disclosed amounts for 2020.
(g) Represents the aggregate fair value as of the last day of the prior fiscal year of Kunal’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(4) Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other than Kunal in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

	Other Named Executive Officers Average (a)

	2024	2023	2022	2021	2020

Summary Compensation Table — Total Compensation (b)	$3,650,119	$1,196,438	$1,627,767	$1,198,656	$1,062,357

- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (c)	2,692,519	699,784	1,001,271	491,571	478,356

+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (d)	1,034,593	1,162,324	571,157	790,207	788,350

+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (e)	728,039	571,673	(780,841)	930,966	657,556

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (f)	155,695	0	0	0	0

+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (g)	134,046	(120,894)	(322,528)	135,751	72,147

- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (h)	0	0	0	0	0

= Compensation Actually Paid	3,009,973	2,109,757	94,284	2,564,009	2,102,054
(a) Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.
(b) Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.
(c) Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP. Amounts reported in this row include the portion of the annual incentive that are delivered in RSUs of $12,945 for 2022, $16,740 for 2021, and $40,954 for 2020 and which were reflected in the non-equity incentive compensation column of the Summary Compensation Table.
(d) Represents the average aggregate fair value as of the indicated fiscal year-end
of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP, including the portion for the annual incentive that was delivered in RSUs for the applicable year. Amounts reported in this row in the 2024 proxy statement have been updated to correct an administrative error in which excluded $17,819 from the previously disclosed amounts for 2023.
(e) Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Amounts reported in this row in the 2024 proxy statement have been updated to correct an administrative error in which excluded $123,306 from the previously disclosed amounts for 2023, $59,433 from the previously disclosed amounts for 2021, and $118,399 from the previously disclosed amounts for 2020.
(f) Represents the average aggregate fair value at vesting of the stock awards that were granted to Mr. Dubinsky and vested during the indicated fiscal year in connection with his separation, calculated using the same methodology as used in the Company’s financial statements under GAAP.
(g) Represents the average aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP. Amounts reported in this row in the 2024 proxy statement have been updated to correct an administrative error in which excluded $2,082 from the previously disclosed amounts for 2023, $14,208 from the previously disclosed amounts for 2021, and $10,166 from the previously disclosed amounts for 2020. Included in this amount for 2024 is the change in value from December 31, 2023 through December 31, 2024 associated with awards previously granted to Mr. Dubinsky for which vesting was accelerated in connection with his separation.
(h) Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under GAAP.

Executive Compensation Tables	Pay Versus Performance	54

(5) Pursuant to rules of the SEC, the comparison assumes $100 was invested on Dec
e
mber 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(6) The peer group TSR is based on the market cap weighted TSR performance of the respective compensation peer group disclosed in the Compensation Discussion and Analysis in 2024, which is the same peer group used in 2023.
(7) As disclosed in the Compensation Discussion and Analysis, Adjusted Revenue is a non-GAAP financial measure and is adjusted to exclude the impact of certain items, such as foreign currency fluctuations.
Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” (CAP) in
each
of the years reported above and over the five-year cumulative period reflects the Compensation Committee’s emphasis on pay-for-performance
as the CAP fluctuated year-over-year, primarily due to our stock performance and our varying levels of achievement against pre-established
performance goals under our Corporate Incentive Plan and MSU awards.

2025 Proxy Statement	55

The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Please see the Compensation Discussion and Analysis for further information regarding how each of these measures is calculated and how they are used in the Company’s executive compensation program. Our 2024 executive compensation program
utilized the financial metrics noted below and, in determining the individual performance adjustment for the Corporate Incentive Plan, supplemented those metrics with individual performance achievements, as further described in the Compensation Discussion and Analysis.

}	Adjusted Revenue
}	AOI
}	TSR

Equity Compensation Plan Information	56

Equity Compensation Plan Information

The following table includes certain information as of December 31, 2024 regarding our equity incentive plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Covered by Outstanding Options, Warrants, and Rights)

Equity incentive plans approved by shareholders	797,747	(1)	$—	(2)	1,962,238

Equity incentive plans not approved by shareholders	—		—		—

Total	797,747		—		1,962,238

(1) Includes 282,606 RSUs, 429,339 MSUs and revenue kicker shares if earned at maximum, and 85,802 stretch PSUs if earned at maximum that were outstanding as of December 31, 2024.

(2) RSUs, MSUs, and stretch PSUs do not have an exercise price. Morningstar does not have any outstanding options as of December 31, 2024.

2025 Proxy Statement	57

PROPOSAL 2:

Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Exchange Act, we are asking our shareholders to vote, on an advisory basis, with respect to compensation awarded to our NEOs as described in this proxy statement. This proposal, commonly known as a “say on pay” vote, gives shareholders the opportunity to express their views on our 2024 executive compensation program and the compensation paid to our NEOs on an advisory or non-binding basis. Our most recent say on pay vote was held at our 2024 Annual Shareholders’ Meeting. At our 2024 Annual Shareholders’ Meeting, shareholders voted (on a non-binding basis) on our executive compensation as disclosed in the proxy statement for that meeting.

As discussed in the Compensation Discussion and Analysis, our compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation. The goals of our executive compensation program, policies, and practices are to attract and retain talented executives, motivate and reward our executives for their contributions to the Company, and align our executives’ interests with the long-term interests of our shareholders. The Compensation Committee and the Board believe the design of the 2024 executive compensation program and the compensation paid to our NEOs under the current program fulfill these goals.

This proposal allows our shareholders to express their views on the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. For the reasons discussed above, we are asking our shareholders to indicate their support for the compensation of our NEOs by voting FOR the following resolution at the annual meeting:

“Resolved, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosures.”

Because the say on pay vote is an advisory vote only, it will not be binding on the Company or our Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our NEOs.

Recommendation of the Board The Board recommends a vote FOR the approval of the resolution relating to the executive compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3:	58

PROPOSAL 3:

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has reappointed KPMG LLP as Morningstar’s independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG has served as our independent registered public accounting firm since 2011. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence each year. As a result of the committee’s evaluation carried out in early 2025, the Audit Committee decided to continue to engage KPMG.

Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, as a matter of good corporate governance we are submitting the appointment of KPMG as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify this appointment at the annual meeting, the Audit Committee will undertake further review.

We expect that a representative of KPMG will attend the annual meeting. The KPMG representative will be available to respond to appropriate questions from shareholders.

Recommendation of the Board and Audit Committee

The Board and the Audit Committee recommend that you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025.

2025 Proxy Statement	59

Audit Committee Report

The Audit Committee’s role is to assist the Board in its general oversight of Morningstar’s financial reporting, audit functions, and internal control over financial reporting. The Audit Committee operates under a written charter adopted by the Board that is reviewed annually, and the attributes of its members and responsibilities reflected in in its charter are intended to be in accordance with applicable requirements for public company audit committees. Management is responsible for preparing, presenting, and maintaining the integrity of Morningstar’s financial statements; establishing and maintaining accounting and financial reporting principles and internal controls; and following procedures designed to promote compliance with accounting standards, applicable laws, and regulations.

Morningstar has a full-time internal audit function, known as Global Audit and Assurance (GAA), and GAA leadership reports to the Audit Committee. GAA is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Morningstar’s system of internal controls relating to the reliability and integrity of Morningstar’s financial information and the safeguarding of Morningstar’s assets. Morningstar’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. For additional information on the Audit Committee’s latest review of KPMG, see Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm.

Among other matters, the Audit Committee monitors the activities and performance of Morningstar’s internal audit function and independent auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the independent audit firm may be retained to perform non-audit services or whether such services should be obtained from other independent audit firms. KPMG provided the Audit Committee with the written communications required by the PCAOB related to its independence in the role of independent registered public accounting firm for Morningstar. The Audit Committee also discussed KPMG’s independence with KPMG and management.

The Audit Committee members are not professional accountants or auditors, and they do not duplicate or certify the activities of management or the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed independent under applicable rules.

The Audit Committee provides advice, counsel, and direction to management and the auditors based on the information it receives, it discussions with management and the auditors, and the outcomes of discussions between management and the auditors.

The Audit Committee has an agenda for the year that includes reviewing Morningstar’s financial statements, internal control over financial reporting, and other audit matters. The Audit Committee meets each quarter with the independent audit firm and management to review Morningstar’s interim financial results before the publication of Morningstar’s

Proposal 3:	60

quarterly filings with the SEC. Management and the independent audit firm review and discuss with the Audit Committee various topics and events that may have significant financial impact on Morningstar.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee preapproves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chair to preapprove additional services. If the Chair preapproves a service, she reviews the matter with the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee reviewed and discussed with management and representatives of KPMG Morningstar’s consolidated financial statements for the fiscal year ended December 31, 2024, management’s assessment of the effectiveness of Morningstar’s internal control over financial reporting, and KPMG’s evaluation of Morningstar’s internal control over financial reporting. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. KPMG represented that its presentations included the matters that the Audit Committee and the independent registered public accounting firm are required to discuss pursuant to the applicable requirements of the PCAOB and the SEC. This review included a discussion with management of the quality, not merely the acceptability, of Morningstar’s accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosure in Morningstar’s financial statements, including the disclosures related to critical accounting estimates. Based on these views and other discussions, and KPMG’s reports, the Audit Committee recommended to the Board to include the audited financial statements in Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2024.

Audit Committee

Cheryl Francis, Chair

Robin Diamonte

Gail Landis

Doniel Sutton

Caroline Tsay

2025 Proxy Statement	61

Principal Accounting Firm Fees

The following table shows the fees that we paid or accrued for audit and other services provided to us by KPMG, our principal accounting firm, in 2024 and 2023.

	2024	2023

Audit Fees	$4,431,900	$4,790,207

Audit-Related Fees	326,331	—

Tax Fees	238,868	3,146

All Other Fees	72,056	1,784

Total	$5,069,155	$4,795,137

Audit Fees

This category includes fees for the audit of our annual financial statements and the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required in jurisdictions outside the US.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. In 2024 the audit-related fees related to assurance and related services for custodian audits. No such fees were paid or accrued in 2023.

Tax Fees

This category includes fees for international tax and state franchise tax consultation services in 2024.

All Other Fees

This category includes fees for services other than the services reported in audit, audit-related, and tax fees.

62

Certain Relationships and Related Party Transactions

The Company’s related party transaction policy and procedures requires that the Audit Committee review all related party transactions including any transaction required to be disclosed under Item 404 of Regulation S-K. Pursuant to SEC rules, a “related person” generally includes directors, director nominees, executive officers, greater than 5% shareholders, immediate family members of any of the foregoing and entities that are affiliated with any of the foregoing. A “related party transaction” is any transaction, since the beginning of Morningstar’s last fiscal year, in which Morningstar was a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Under the policy, the Audit Committee is provided with the significant details of each related party transaction, including the material terms of the transaction and the benefits to Morningstar and to the relevant related person, as well as any other information it believes to be relevant to review and approve or disapprove the transaction. In determining whether to approve a related party transaction, the Audit Committee will consider all the relevant facts and circumstances, including the following:

}	the terms of the transaction and the related person’s interest in the transaction;
}	the benefits to the Company of the transaction;
}	the availability of other sources of comparable products or services;
}	the terms available to unrelated third parties generally;
}	whether the transaction can be effectively managed by the Company; and
}	if applicable, the potential effect on a director’s independence of entering into the transaction.

The Audit Committee may approve related party transactions that it determines in good faith are not inconsistent with the best interests of the Company and its shareholders. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction. Since January 1, 2024, Morningstar has not participated in any related party transaction within the meaning of Item 404 of Regulation S-K.

2025 Proxy Statement	63

Shareholder Proposals or Nominations

Any proposal that a shareholder wishes to include in our proxy statement for presentation at our 2026 Annual Shareholders’ Meeting must be received by us no later than November 26, 2025. The shareholder must also comply with the requirements of Exchange Act Rule 14a-8. Any director nominee that a shareholder wishes to include in our proxy statement for nomination at our 2026 Annual Shareholders’ Meeting must be received by us no earlier than December 10, 2025 and no later than January 9, 2026. The shareholder and nominee must also comply with the requirements of our by-laws which can be found in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Governance section. In addition to satisfying the requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Morningstar’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than March 10, 2026. The proposal, nomination, or notice must be submitted, along with proof of ownership of our stock and other information required under our by-laws or applicable law or regulation, to our principal executive offices, in care of our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602. We suggest that the proposal, nomination, or notice be submitted by certified mail—return receipt requested. We strongly encourage any shareholder interested in submitting a proposal or nomination to contact our corporate secretary in advance of the deadline to discuss the matter. Shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and our by-laws. Submitting a shareholder proposal or director nomination does not guarantee that we will include it in our proxy statement.

Shareholders who intend to present a proposal or nominate a director at our 2026 Annual Shareholders’ Meeting without seeking to include the proposal in our proxy statement must provide us notice of the proposal or nomination no earlier than January 9, 2026, and no later than February 8, 2026. The notice must be made by a registered shareholder, on his or her behalf, or on behalf of the beneficial owner of shares and must include certain information specified in our by-laws and information as to the shareholder’s ownership of our stock. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The proposal or nomination must be submitted to our principal executive offices, in care of our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail, return receipt requested.

The NCGC will review all shareholder proposals and nominations and will make recommendations to the Board for action on any such proposals or nominations. For information on recommending individuals for consideration as nominees through our NCGC, see Proposal 1: Election of Directors — Succession Planning and Director Recruitment Process.

64

Communicating With Us and Obtaining

Additional Information and Materials

Communicating with Us

We encourage all interested parties—including securities analysts, potential shareholders, and others—to submit questions to us in writing. If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 W. Washington St., Chicago, Illinois 60602. Periodically, we will make written responses to selected inquiries we receive available to all investors at the same time by posting them on our website, shareholders.morningstar.com/investor-relations, and on Form 8-K reports furnished to the SEC.

Please visit shareholders.morningstar.com/investor-relations to obtain press releases, earnings releases, and financial information, as well as corporate governance information and links to our SEC filings. If you would like to receive information such as our latest annual report, please send your request to investors@morningstar.com.

Shareholders may communicate with the Board by writing to our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602 or by sending an email to board@morningstar.com. The corporate secretary may, at her discretion, not forward certain items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In other cases, the corporate secretary may forward some of the correspondence elsewhere in the Company for review and possible response.

Obtaining Our Financial Statements

Our financial statements for the year ended December 31, 2024 are included in our 2024 Annual Report on Form 10-K for the year ended December 31, 2024, which we made available to our shareholders at the same time as this proxy statement. Additional copies of our 2024 Annual Report and this proxy statement can be obtained by contacting our Investor Relations department at investors@morningstar.com. Our 2024 Annual Report and this proxy statement are available in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Financial Summary section.

Householding of Proxies

We may deliver just one proxy statement to two or more shareholders who share an address unless we have received contrary instructions from one or more of the shareholders. Each shareholder will receive a separate proxy card. This practice, which is commonly referred to as “householding” is permitted by Rule 14a-3(e)(1) of the Exchange Act. This practice helps reduce printing and postage costs and reduces the environmental impact of the annual meeting.

Upon request of any shareholder at a shared address subject to householding, we will promptly deliver a separate copy. Such requests should be directed in writing to Morningstar, Inc., Attention: Investor Relations, 22 W. Washington St., Chicago, Illinois 60602.

If at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement in the future or (2) you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of the proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 W. Washington St., Chicago, Illinois 60602.

2025 Proxy Statement	65

Questions and Answers About the Annual Meeting and the Proxy Materials

Who is soliciting my proxy?

The Board, on the Company’s behalf, is soliciting your proxy to vote at the annual meeting.

How will you conduct the annual meeting?

We will hold the annual meeting at 9 a.m. Central time on Friday, May 9, 2025. We will hold the meeting as a hybrid meeting. There are three different ways to participate.

1)

Shareholders may attend in person at our corporate headquarters at 22 W. Washington St., Chicago, Illinois 60602. When you arrive in the lobby, check in at the security desk and take the elevator directly to the seventh floor to reach our auditorium. You will need to present a valid government-issued photo ID when you check in at the security desk. We will have signs posted that direct you to the appropriate location. We will not permit cameras or other recording devices in the auditorium.

2)

Shareholders may vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/MORN2025. Through this platform you will also be able to view and listen to a live webcast of the meeting and submit written questions during the meeting. To be admitted to the annual meeting through this platform you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you are a beneficial shareholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number.

3)

In addition, our annual meeting is available to any interested participants by registering in advance at shareholders.morningstar.com/investor-relations in the Events & Presentations section of the Investor Relations area of our corporate website. By registering in advance, you will be able to view and listen to a live webcast of the meeting and submit written questions during the question and answer session, but you will not be able to vote your shares during the meeting through this platform.

Why are you holding a hybrid meeting?

We have implemented a hybrid meeting format that will include an in-person meeting that will simultaneously be transmitted via a virtual platform. We believe this offers shareholders and other interested participants the most flexibility to choose how they participate in the meeting. Our goal for the annual meeting is to provide virtual participants substantially the same access and exchange with the Board and management as those who attend the in-person meeting. We believe that we are observing best practices for virtual access to shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.

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How do I ask questions during the meeting?

The question and answer session will include questions submitted in advance of, and questions submitted during, the annual meeting. You may submit a question in advance of the meeting by emailing investors@morningstar.com or at www.proxyvote.com after logging in with your Control Number. Questions may be submitted on the day of the annual meeting in three ways: (i) by raising your hand for those attending in person during the question and answer session, (ii) in writing through www.virtualshareholdermeeting.com/MORN2025 or (iii) via questions submitted via the live webcast for those who register in advance at shareholders.morningstar.com/investor-relations in the Events & Presentations section of the Investor Relations area of our corporate website.

What technical support is available during the meeting?

We encourage you to access the annual meeting before it begins. For shareholders accessing the meeting through www.virtualshareholdermeeting.com/MORN2025, online check-in will start approximately 30 minutes before the meeting on May 9, 2025. If you have difficulty accessing the meeting, please call +1 844-986-0822 (toll free) or +1 303-562-9302 (international). We will have technicians available to assist you.

For other participants accessing the meeting through advance registration at shareholders.morningstar.com/investor-relations, please refer to your registration confirmation e-mail that will have instructions related to technical support.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On March 28, 2025 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials explains how to access the proxy materials on the Internet and how to vote your proxy. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice of Internet Availability of Proxy Materials.

What will shareholders vote on at the annual meeting?

Shareholders will elect directors to serve until our next annual meeting and will also be asked to approve our executive compensation and ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025. We do not expect any other matters to be presented at the meeting. If other matters (including matters incident to the conduct of the meeting) are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the annual meeting?

Shareholders of record as of the close of business on March 10, 2025, are entitled to vote at the meeting. On that date, there were 42,773,086 outstanding shares of common stock.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

2025 Proxy Statement	67

How many votes are required to elect directors and adopt proposals?

The election of each director, approval of our executive compensation, and ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. A majority of the shares entitled to vote on a matter, whether present in person or by proxy, will constitute a quorum at the meeting.

How many votes am I entitled to per share?

Each share of our stock that you own as of the record date represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the meeting.

How do I vote?

If you are a shareholder of record, you may vote over the internet, by telephone, or by mail prior to the annual meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials. You may vote during the annual meeting by attending in person and requesting a ballot or by visiting www.virtualshareholdermeeting.com/MORN2025. To be admitted to the annual meeting you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form, or in the email sending you the proxy statement. If you received a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials, or vote using the telephone number indicated on the proxy card.

If you are a beneficial owner of shares, you may vote over the internet, by telephone, or by mail prior to the annual meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the holder of record of your shares. You may vote in person at the meeting by obtaining a proxy from your broker, bank, or other holder of record and presenting it to the inspector of election with your ballot. You may also vote during the annual meeting by visiting www.virtualshareholdermeeting.com/MORN2025. To be admitted to the annual meeting you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form you received from the holder of record of your shares. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your Control Number. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the holder of record of your shares.

If you are a shareholder of record and submit a signed proxy card but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy as follows:

}	FOR the election of each of the director nominees listed in this proxy statement.
}	FOR the approval of our executive compensation.
}	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025.

If other matters (including matters incident to the conduct of the meeting) are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For the election of directors, approval of our executive compensation and ratification of the appointment of KPMG as our independent registered public accounting firm abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

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Should I submit a proxy even if I plan to attend the annual meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. If you attend the meeting and are a shareholder of record, you may also submit your vote, and any previous votes that you submitted on those matters will be superseded by the vote that you cast during the meeting.

Can I revoke my proxy?

You may revoke your proxy at any time before the completion of voting at the meeting by voting during the meeting by visiting www.virtualshareholdermeeting.com/MORN2025 or by delivering written instructions before the meeting to our corporate secretary at Morningstar, Inc., 22 W. Washington St., Chicago, Illinois 60602. If you are a beneficial owner, you must contact your broker, bank, or other holder of record to revoke any prior voting instructions.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees may also solicit proxies personally or in writing, by telephone, email, or otherwise. We do not compensate them for soliciting proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse those brokers and nominees for the reasonable expenses of doing so in accordance with applicable law.

Will a recording of the annual meeting be available?

You can view a video recording in the Investor Relations area of our corporate website at shareholders.morningstar.com/investor-relations in the Events & Presentations section, which will be available for approximately one year after the meeting.

2025 Proxy Statement	A-1

Appendix - Reconciliations

Reconciliation from Operating Income to Adjusted Operating Income

(in millions)	2024

Operating Income	$484.8

Intangible amortization expense	64.5

M&A-related expenses	8.5

M&A-related gains	(64.0)

Adjusted Operating Income reported on the Annual Report 10-K	$493.8

Bonus expense	181.9

Effect of foreign currency translations and other	1.8

Adjusted Operating Income as reported in Proxy Statement	$677.5

Reconciliation from Reported Revenue to Adjusted Revenue

(in millions)	2024

Revenue reported on the Annual Report 10-K	$2,275.1

Effect of foreign currency translations and other	3.5

Adjusted Revenue as reported in Proxy Statement	$2,278.6

MORNINGSTAR, INC. 22 WEST WASHINGTON STREET CHICAGO, IL 60602 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MORN2025 You may attend the meeting via the Internet or in person and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2025. Have your proxy card in hand when you call and then follow the instructions provided during the meeting. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V62488-P24837 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MORNINGSTAR, INC. The Board of Directors recommends you vote FOR each of the nominees: 1. To elect ten directors nominated by the Company’s Board of Directors to hold office until the next annual shareholders’ meeting and until their respective successors have been elected and qualified. Nominees: For Against Abstain The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3. 1a. Joe Mansueto 2. Advisory vote to approve executive compensation of the Company’s named executive officers. 1b. Kunal Kapoor 3. Ratification of the appointment of KPMG LLP as Morningstar’s independent registered public accounting 1c. Robin Diamonte firm for 2025. NOTE: Such other business as may properly come before the 1d. Cheryl Francis meeting or any postponement or adjournment thereof. 1e. Steve Joynt 1f. Steve Kaplan 1g. Gail Landis 1h. Bill Lyons 1i. Doniel Sutton 1j. Caroline Tsay Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com V62489-P24837 MORNINGSTAR, INC. Annual Meeting of Shareholders May 9, 2025 9:00 AM CDT 22 W. Washington St., Chicago, Illinois 60602. Attend virtually via live webcast at www.virtualshareholdermeeting.com/MORN2025. This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 9, 2025. This proxy, when properly executed, will be voted in the manner you specify on the reverse side. If no choice is specified, the proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2 and 3 and in the discretion of the proxyholders on any other matter that properly comes before the meeting. By signing the proxy, you revoke all prior proxies and appoint Sarah Bush and Robyn Koyner, or either of them, with full power of substitution and authority to vote these shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and all postponements or adjournments thereof. Continued and to be signed on reverse side